UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Healthcare Trust of America, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The Promenade 16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com

Dear Stockholder:

On behalf of the Board of Directors, I invite you to attend the 2010 Annual Meeting of Stockholders of Healthcare Trust of America, Inc. The meeting will be held on December 8, 2010 at 9:00 a.m. local time, at The Westin Kierland Resort & Spa, 6902 East Greenway Parkway, Scottsdale, Arizona 85254. We look forward to your attendance.

Attached are the Notice of Annual Meeting of Stockholders and proxy statement. They describe the formal business to be acted upon by the stockholders. At the annual meeting, we will present a report on the status of our follow-on offering, our portfolio of properties and other related matters. Our stockholders will have an opportunity to ask questions at the meeting.

Update

I would also like to provide you with a brief update on some of our key accomplishments to date. In 2009 and 2010, we have made over $700 million in acquisitions. Today we have approximately $1.9 billion of total assets with approximately $1.8 billion of healthcare real estate assets. We became fully self-managed in 2009. We have assembled a highly qualified and dedicated group of employees who are performance driven and focused on the growth and success of our company. We are positioned to move quickly and efficiently to take advantage of strategic opportunities, which we believe will benefit our stockholders.

Added Value

We continue to maintain a strong balance sheet, with a low level of debt and a high level of cash. Our balance sheet reflects our strength and helps drive our future. It has allowed us to be opportunistic in troubled times, making key strategic acquisitions with favorable pricing and credit terms. In addition to growing through acquisitions, we have identified and added value in other ways. As credit has become more available and attractive, we have been able to refinance properties with less expensive debt. We have focused on aggressive asset management, with the objective of optimizing the performance of our portfolio. Our movement to self management has generated substantial net cost savings, approximately $24 million for the 12-month period from July 1, 2009 through June 30, 2010. We expect substantial additional cost savings going forward.

Unsecured Credit Facility Commitment

We have received a commitment for an unsecured revolving credit facility in the initial amount of $200 million. We have engaged J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities, Inc. to serve as joint lead arrangers and joint bookrunners for this credit facility. The facility has an accordion feature, which allows us to increase it in the future. We believe this credit facility does two things. First, we believe it reflects the financial strength of our company. Second, the credit facility provides our company with the ability to timely utilize corporate-level debt, if and when needed, for strategic acquisitions and other corporate purposes.

Strategic Opportunities

Looking forward, we are ready to advance our company to the next stage of our life cycle. We have previously disclosed that we intend to effect a liquidity event by 2013 and that we may consider listing our shares on a national securities exchange, a merger transaction, a sale of substantially all of our assets. We have engaged J.P. Morgan Securities LLC to act as our lead strategic advisor to assist us in exploring strategic opportunities to maximize stockholder value and provide for liquidity at the appropriate time.

We recognize the importance of being ahead of the curve, prepared and proactive. Fortunately, we have the time and flexibility to be creative and prudent with respect to each potential strategic opportunity. We closely review each such opportunity in terms of how and when it can best be used to enhance value for our stockholders. We have the ability to customize and time the implementation of any strategic opportunity to be most beneficial to our company and our stockholders.

Stockholder Approvals

At the annual meeting, you are being asked to approve a number of amendments to our charter. These amendments are intended to prepare us for a potential listing in the future and to update our charter. These amendments are described in detail in the proxy statement.

The first group of amendments relate to a potential listing of our shares on a national securities exchange. The key word here is potential, as we have not made any decision about this particular strategic opportunity or any other opportunities. We have been and will continue to evaluate a number of strategic opportunities, including a potential listing. We recognize that the right strategic opportunity for our company depends on a number of things, some within our control and some outside of our control. Our objective is to focus on those things within our control. Our number one priority is to grow our company and stay focused on the fundamentals of our business.

Currently, we are taking steps, including proposing this first group of amendments, to position our company so that we can act timely, if and when we determine a particular strategic opportunity is available to us and is in the best interests of our stockholders. Our strategic advisors have advised us, and your Board strongly recommends, that we amend our charter now, rather than later, to provide for the reclassification and conversion of our stock if and when we decide to pursue a listing. This reclassification and conversion of our stock is designed to establish a phased in liquidity program.

We have a substantial number of shares outstanding. For a successful listing, we will need to move our stock into the public market in a way that minimizes the stock-pricing instability that could result from concentrated sales of our stock. A phased in liquidity program over a period of 18 months will place the substantial number of our outstanding shares into the public market in stages, rather than all at once. Our strategic advisors and our Board agree that we need this phased in liquidity program as part of any listing that we undertake to mitigate the risk of stock-pricing instability. We have been advised that institutional investors and other potential buyers of our listed stock will want such a program in place. The program is intended to stabilize public stock prices by having our stock enter into the public market over time and in defined phases. I am sure you agree that a listing or any other strategic opportunity needs to both maximize the value of our shares as well as provide liquidity. This first group of amendments is aimed at helping us achieve these goals.

The second group of amendments includes, among other things, changes to reflect that we are self-managed. All of the proposed amendments to our charter are described in detail in the proxy statement.

We are seeking your vote now to ensure that we are positioned ahead of time to act quickly in the event our Board of Directors determines at some point in the future that a listing is in the best interests of our company and our stockholders. As I stated above, a listing is only one of a number of strategic opportunities that may be available to us. Please note we have not made any decisions to proceed with a listing or any other strategic opportunity at this time. Accordingly, we cannot provide any assurances if and when one will occur.

We are also requesting that you consider and vote upon proposals to re-elect our board of directors and to ratify our independent registered public accounting firm for 2010.

Please Vote

Your vote is very important. Regardless of the number of our shares you own, it is very important that your shares be represented at the 2010 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it via fax to (781) 633-4036 or in the accompanying self-addressed postage-paid return envelope. You also may authorize your proxy via the internet at www.eproxy.com/hta or by telephone by dialing toll-free (866) 977-7699. Please follow the directions provided in the proxy statement. This will not prevent you from voting in person at the 2010 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2010 Annual Meeting of Stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

The Promenade 16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 8, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Healthcare Trust of America, Inc., will be held on December 8, 2010 at 9:00 a.m. local time, at The Westin Kierland Resort & Spa, 6902 East Greenway Parkway, Scottsdale, Arizona 85254, for the following purposes:

1. Charter Amendments.  To consider and vote upon the approval of six proposals to amend certain provisions of our charter, including amendments to:

Listing Related Amendments

(a) provide for the reclassification and conversion of our common stock in the event our shares are listed on a national securities exchange to implement a phased in liquidity program;

(b) provide that certain provisions of our charter will not remain in effect in the event our shares are listed on a national securities exchange;

Self-Management Related and Other Amendments

(c) reflect that we are self-managed and no longer externally advised or sponsored;

(d) require compliance with the Securities and Exchange Commission’s tender offer regulations under the Securities Exchange Act of 1934, as amended, for any tender offer made for our shares regardless of the size of the tender offer;

(e) address changes requested by state securities administrators in connection with the registration of our follow-on offering; and

(f) effectuate certain ministerial revisions and clarifications.

2. Election of Directors.  To consider and vote upon the election of the six directors named in this proxy statement, each for a term of one year and until his successor is duly elected and qualifies;

3. Ratification of Auditors.  To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4. Other Business.  To transact such other business as may properly come before the 2010 Annual Meeting of Stockholders and any adjournment or postponement thereof.

These items are discussed in the accompanying proxy statement. The proxy statement is made part of this notice. Our stockholders of record on October 8, 2010 are entitled to vote at the 2010 Annual Meeting of Stockholders of Healthcare Trust of America, Inc. We reserve the right, in our sole discretion, to adjourn or postpone the 2010 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting. The proxy solicitation materials are being mailed to stockholders on or about [ • ], 2010.

Important Notice Regarding Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 8, 2010: The proxy statement, proxy card and 2009 annual report are available at www.eproxy.com/hta.

Please sign and date the accompanying proxy card and return it promptly by fax to (781) 633-4036 or in the accompanying self-addressed postage-paid return envelope, whether or not you plan to attend the meeting. You also may authorize a proxy electronically via the internet at www.eproxy.com/hta or by telephone by dialing toll-free (866) 977-7699. Instructions are included with the proxy card. Your vote is important to us and thus we urge you to get your ballot in early. You may revoke your proxy at any time prior to its exercise. If you attend the 2010 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically or telephonically.

By Order of the Board of Directors,

/s/ Kellie S. Pruitt
Kellie S. Pruitt
Secretary

HEALTHCARE TRUST OF AMERICA, INC.
The Promenade
16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona 85254
Telephone: (480) 998-3478

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Healthcare Trust of America, Inc., or HTA, for use in voting at the 2010 Annual Meeting of Stockholders, or the annual meeting, to be held on December 8, 2010 at 9:00 a.m. local time, at The Westin Kierland & Spa, 6902 East Greenway Parkway, Scottsdale, Arizona 85254, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being mailed to stockholders on or about [ • ], 2010.

The following questions and answers relate to the 2010 Annual Meeting of Stockholders.

What is the purpose of the meeting?

At the annual meeting, stockholders will consider and vote upon the following:

•	six proposals to approve amendments to our charter;

•	the election of the six directors named in this proxy statement, each to hold office for a one-year term expiring at the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualifies; and

•	the ratification of the appointment of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Management will also report on our accomplishments to date, including the status of our current offering and our portfolio of properties. Management will also respond to questions from stockholders. In addition, representatives of Deloitte are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from the stockholders.

What are the six proposals to approve amendments to the company’s charter?

Our Board of Directors is proposing that our stockholders approve six amendments to our charter, which do the following:

Listing Related Amendments

(a) provide for the reclassification and conversion of our common stock in the event our shares are listed on a national securities exchange to implement a phased in liquidity program;

(b) provide that certain provisions of our charter will not remain in effect in the event our shares are listed on a national securities exchange;

Self-Management Related and Other Amendments

(c) reflect that we are self-managed and no longer externally advised or sponsored;

(d) require compliance with the Securities and Exchange Commission’s tender offer regulations under the Securities Exchange Act of 1934, as amended, for any tender offer made for our shares regardless of the size of the tender offer;

(e) address changes requested by state securities administrators in connection with the registration of our follow-on offering; and

(f) effectuate certain ministerial revisions and clarifications.

Why are you proposing the reclassification and conversion of the company’s common stock in the event the company’s shares are listed on a national securities exchange?

We have previously disclosed that we intend to effect a liquidity event by September 20, 2013. Consistent with this objective, we are currently evaluating alternatives for maximizing stockholder value and providing liquidity to our stockholders. We may consider, among other alternatives, listing our shares on a national securities exchange, or a Listing, a merger transaction, or a sale of substantially all of our assets. These amendments are being proposed to prepare our company in the event we decide to pursue a Listing.

We may determine that a Listing is in the best interests of our stockholders for several reasons. These reasons include (1) providing us with faster access to debt and equity capital, (2) providing us with access to a lower cost of capital, (3) making our shares and our operating partnership’s limited partner units more attractive acquisition consideration and (4) providing liquidity, on a phased in basis, to our stockholders. These reasons are discussed in more detail under “Proposal No. 1(A) Amendments to Reclassify and Convert Our Common Stock Prior to a Listing.” In the event we determine it is in the best interest of our stockholders to pursue a Listing, we may also determine to conduct a concurrent underwritten public offering of shares, or an Offering. We have determined that a key part of any Listing and/or Offering that we undertake will be to have a phased in liquidity program for our outstanding shares of stock.

To accomplish a phased in liquidity program, it is necessary to reclassify and convert our common stock into shares of Class A common stock and Class B common stock immediately prior to a Listing. The shares of Class A common stock would be listed on a national securities exchange. The shares of Class B common stock would not be listed. Rather, those shares would convert into shares of Class A common stock and become listed in defined phases, over a defined period of time. The amendments provide that all shares of Class B common stock would convert into shares of Class A common stock within 18 months of a Listing, with individual classes of Class B common stock converting into Class A common stock and becoming listed every six months. The Board of Directors will have the right to accelerate the timeframe for when each class of Class B common stock converts into Class A common stock, but no shares will convert earlier than six months following the date of Listing. If we do make a determination to pursue a Listing, the ultimate length of the overall phased in liquidity program and the timing of each of the phases will depend on a number of factors, including the timing of the Listing.

Our objective is to provide liquidity as soon as is reasonably possible, without sacrificing valuation. We believe, and our strategic advisors agree, that the reclassification and conversion of our shares of common stock increases our ability to maximize the success of a Listing and any concurrent Offering both in the short and long term.

What are the intended benefits of a phased in liquidity program?

With a Listing, we believe that liquidity is one part of a two part equation. The other part is valuation. Both parts are needed. We believe that it is in the best interests of our stockholders to have stable stock pricing in the short and long term. We cannot control market forces. However, we can attempt to structure a Listing to increase the likelihood of success for our stockholders. The fact is we have a large company with a substantial number of shares outstanding. As of October 7, 2010, there were approximately 181,007,158 shares of our common stock outstanding. If we conduct a Listing without a phased in liquidity program, all of our shares of common stock would become listed at the same time and, therefore, could be put up for sale in the public market. This could result in concentrated sales of our common stock. Concentrated sales will likely depress the trading price. The potential for concentrated sales of our outstanding common stock could also make our shares less attractive to institutional and other investors in any concurrent Offering and reduce demand to buy stock and/or reduce the price investors are willing to pay. The phased in liquidity program directly addresses this potential risk, and therefore increases the likelihood of a successful Listing. With a phased in liquidity program, we believe our shares will be able to become traded in the public market without causing any material disruption or imbalance in stock pricing.

Will the reclassification and conversion impact my voting rights, right to receive distributions or my proportional ownership interest in the company?

No. The shares of Class B common stock and the shares of Class A common stock will have the same voting rights and right to receive distributions. Additionally, the reclassification and conversion will have no immediate impact on the proportional ownership interests of our stockholders prior to the reclassification and conversion, except for any changes as a result of the treatment of fractional shares.

How will the reclassification and conversion of the company’s common stock impact stockholders?

The reclassification and conversion of our common stock are conditioned upon and only take effect in the event we proceed with a Listing in the future. If we pursue an alternative strategic opportunity, the reclassification and conversion will never become effective.

If a Listing does occur and the reclassification and conversion of our common stock becomes effective, it will have a direct impact on the liquidity of our shares of common stock, as discussed below.

In the event of a Listing, the shares of our common stock owned by our existing stockholders would be divided into multiple classes. Initially, 25% of a stockholder’s shares would be converted into shares of our Class A common stock, which would be listed on a national securities exchange at the time of the Listing. The remaining 75% of the stockholder’s shares would be converted into three classes of our Class B common stock that would not be listed on a national securities exchange. Each of the classes of our Class B common stock will then convert into Class A common stock in intervals with all classes converting no later than 18 months following the Listing Date. However, no classes of Class B common stock will convert into Class A common stock prior to six months following the Listing Date.

The impact of the reclassification and conversion of our common stock is discussed in detail under “Proposal No. 1(A) Amendments to Reclassify and Convert Our Common Stock Prior to a Listing” and reflected in the proposed Fourth Articles of Amendment and Restatement included as Appendix A to this proxy statement.

How will the reclassification and conversion be implemented upon a Listing?

If there is a Listing and the reclassification and conversion become effective, all of your outstanding shares of our common stock will convert into shares of Class A common stock and Class B common stock as described above and in more detail in “Proposal No. 1(A) Amendments to Reclassify and Convert Our Common Stock Prior to a Listing” below. Currently, all of our shares of common stock are held in uncertificated form and are reflected on the books of our transfer agent, DST Systems, Inc. Upon a Listing, the conversion of your shares would be effected electronically by our transfer agent.

We expect that if we pursue a Listing, the listed shares would be made eligible for the “direct registration system,” which is similar to our current system of holding shares in uncertificated form. Physical stock certificates would not be issued unless requested by a stockholder. Every stockholder would receive a notification of their holdings post-listing and instructions for having their shares placed in a brokerage account in the event the stockholder wants to make a sale. In the event we determine to list our shares, we will work with our transfer agent, your financial advisors and others to make sure the reclassification and conversion is implemented as smoothly as possible.

What is the purpose of the other Listing related amendments to our charter?

If we determine to pursue a Listing, these amendments are intended to provide our directors and officers with greater flexibility to operate our company and position us to be similar to other publicly traded companies. Please see “Proposal No. 1(B) Amendments to Provide that Certain Provisions of Our Charter Will Not Remain in Effect After a Listing” for more information regarding these changes as well as the proposed Fourth Articles of Amendment and Restatement included as Appendix A to this proxy statement.

Are there any other actions that may be undertaken by the company in connection with a potential Listing or any other strategic opportunity that the company might pursue?

We are committed to being proactive and taking steps that are intended to create value for our stockholders. We anticipate that we will be undertaking other actions in order to position our company to access and implement potential strategic opportunities. As discussed above, we have not decided to proceed with any specific strategic opportunity at this time.

How will the self-management related and other proposals to amend the company’s charter impact stockholders?

The impacts of the other four proposals to amend the company’s charter are described under Proposals 1(C), 1(D), 1(E) and 1(F) later in this proxy statement. The descriptions of all of the proposed amendments to our charter are qualified in their entirety by reference to the proposed Fourth Articles of Amendment and Restatement to our charter included in Appendix A to this proxy statement.

What are the Board of Directors’ voting recommendations?

The Board of Directors recommends that you vote your shares:

•	“FOR” the six proposals to amend our charter.

•	“FOR ALL NOMINEES” who are named in this proxy statement for election as directors.

•	“FOR” the ratification of Deloitte as our independent registered public accounting firm for 2010.

What happens if additional proposals are presented at the annual meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are voting by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on October 8, 2010, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date at the annual meeting, or any postponements or adjournments of the annual meeting. As of the record date, we had           shares of common stock issued and outstanding and entitled to vote. You are entitled to one vote for each share of common stock you held as of the record date

What constitutes a quorum?

If 50.0% of the shares outstanding and entitled to vote on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting.

Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I authorize a proxy to vote my shares at the annual meeting?

You can authorize a proxy to vote your shares by mail, fax, telephone or internet, following the instructions set forth below and on the proxy card.

•	Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by December 7, 2010.

•	Fax — Stockholders may authorize a proxy by completing the accompanying proxy card and faxing it to (781) 633-4036 until 5:00 p.m. Pacific Daylight Time on December 7, 2010.

•	Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at (866) 977-7699 until 5:00 p.m. Pacific Daylight Time on December 7, 2010.

•	Internet — Stockholders may authorize a proxy electronically using the internet at www.eproxy.com/hta until 5:00 p.m. Pacific Daylight Time on December 7, 2010.

Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone or over the internet?

You may revoke your proxy at any time before the proxy is exercised at the annual meeting by:

•	delivering to our Secretary a written notice of revocation;

•	attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request);

•	returning a properly signed proxy card bearing a later date than your first proxy card (if received before the annual meeting); or

•	authorizing a later dated proxy using the telephone or internet (if received before the deadline for telephone or internet proxies).

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What vote is required to approve each proposal that comes before the annual meeting?

Charter amendments.  To approve the proposals to amend our charter, the affirmative vote of at least a majority of all votes entitled to be cast must be cast in favor of the proposals. Abstentions and broker non-votes will have the same effect as votes against the six proposals to amend our charter.

Election of directors.  To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at a meeting at which a quorum is present must be cast in favor of the proposal. This means that a director nominee needs to receive more votes for his election than withheld from or present but not voted in his election in order to be elected to the Board of Directors. Because of this requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualifies.

Ratification of auditors.  To approve the ratification of the appointment of Deloitte, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will have no impact on the proposal to ratify the appointment of Deloitte.

Will my vote make a difference?

Yes! Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder proxies. We encourage you to participate in the governance of HTA and welcome your attendance at the annual meeting.

Who will bear the costs of soliciting votes for the meeting?

HTA will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Boston Financial Data Services to assist us in connection with the solicitation of proxies for the annual meeting. We expect to pay approximately $200,000 for such services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

How do I get additional copies of SEC filings?

Copies of HTA’s financial reports, including its reports to the Securities and Exchange Commission, or the SEC, filed on Forms 10-K and 10-Q, with financial statements and financial statement schedules but without exhibits, are available without cost by sending your written request to: Healthcare Trust of America, Inc., The Promenade, 16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, Attention: Secretary, or by calling (480) 998-3478, or by sending an e-mail to the following address: info@htareit.com. Copies of SEC filings, including exhibits, can also be obtained free of charge by clicking on “SEC Filings” under “Investor Relations” on our website at www.htareit.com. This website address is provided for your information and convenience. Our website is not incorporated into this proxy statement and should not be considered part of this proxy statement. You can obtain a copy of any listed exhibit to a Form 10-K or Form 10-Q by sending your written request to our Secretary at the address furnished above. We will furnish the copy upon payment of a fee to reimburse our expenses.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This proxy statement contains both historical and forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about our company, the real estate industry and the debt and equity capital markets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include information concerning possible or assumed future results of operations of our company, including statements about the following subjects: the benefits, effects and results of the proposed reclassification and conversion of our common stock; the possibility of consummating a Listing and/or an Offering or any other strategic transactions, including transactions that may provide liquidity to our stockholders; and the public market for our shares following a Listing.

The forward-looking statements included in this proxy statement are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	If current market and economic conditions do not improve or worsen, our business, results of operations, cash flows, financial condition and access to capital may be adversely affected;

•	Our growth will partially depend upon future acquisitions of properties, and we may not be successful in identifying and consummating suitable acquisitions that meet our investment criteria, which may impede our growth and negatively affect our results of operations;

•	We depend on tenants for our revenue, and accordingly, lease expirations, terminations and/or tenant defaults particularly by one of our large tenants, could adversely affect the income produced by our properties, which may harm our operating performance;

•	We face considerable competition in the leasing market and may be unable to renew existing leases or re-let space on terms similar to the existing leases, or we may expend significant capital in our efforts to re-let space, which may adversely affect our operating results;

•	Adverse market and economic conditions may negatively affect us and could cause us to recognize impairment charges or otherwise impact our performance;

•	We depend on key personnel, each of whom would be difficult to replace;

•	Our failure to remain qualified as a REIT could adversely affect our operations and ability to make distributions;

•	Economic and regulatory changes, including accounting standards, that impact the real estate market generally;

•	The success of our real estate strategies and investment objectives;

•	Costs of complying with governmental laws and regulations;

•	Uncertainties associated with environmental and other regulatory matters; and

•	Changes in the credit markets and the impact of such changes on our ability to obtain debt financing.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this proxy statement or that may be made elsewhere from time to time by, or on behalf of, us.

PROPOSAL NO. 1

PROPOSED AMENDMENTS TO OUR CHARTER

Introduction

Our Board of Directors has declared the amendments to our charter, as described below, advisable and directed that the proposals to amend our charter be submitted for consideration at the 2010 Annual Meeting of Stockholders. A form of the Fourth Articles of Amendment and Restatement, marked to reflect the changes to our current charter, is attached to this proxy statement as Appendix A. This summary of the provisions of the Fourth Articles of Amendment and Restatement is qualified in its entirety by reference to Appendix A. The Fourth Articles of Amendment and Restatement amend the current charter to:

Listing Related Amendments

(a) provide for the reclassification and conversion of our common stock in the event our shares are listed on a national securities exchange to implement a phased in liquidity program;

(b) provide that certain provisions of our charter will not remain in effect in the event our shares are listed on a national securities exchange;

Self-Management Related and Other Amendments

(c) reflect that we are self-managed and no longer externally advised or externally sponsored;

(d) require compliance with the SEC’s tender offer regulations under the Securities Exchange Act of 1934, as amended, for any tender offer made for our shares regardless of the size of the tender offer;

(e) address changes requested by certain state securities administrators in connection with the registration of our follow-on offering; and

(f) effectuate certain ministerial revisions and clarifications.

Effectiveness

If any or all of the proposals to amend our charter are approved by our stockholders, the Fourth Articles of Amendment and Restatement reflecting the approved amendments will be filed with the State Department of Assessments and Taxation of Maryland, or SDAT, and the amendment and restatement will be effective upon the acceptance for record of the Fourth Articles of Amendment and Restatement by the SDAT.

Appraisal Rights

Under Maryland law and our charter, you will not be entitled to rights of appraisal with respect to the proposed amendments to our charter. Accordingly, to the extent that you object to the proposed amendments to our charter, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

PROPOSAL NO. 1(A)

AMENDMENTS TO RECLASSIFY AND CONVERT OUR COMMON
STOCK PRIOR TO A LISTING
(PHASED IN LIQUIDITY PROGRAM)

Background

Our Board of Directors is currently evaluating alternatives for maximizing stockholder value and providing liquidity to our stockholders. Our Board of Directors may consider, among other alternatives, listing our shares on a national securities exchange, or a Listing, a merger transaction, or a sale of substantially all of our assets. Our Board of Directors may determine that a Listing is in the best interests of our stockholders for several reasons, including those discussed below.

Faster Access to Capital.  A Listing may provide us with the ability to raise capital in both the debt and equity markets more rapidly than we are able to raise capital through our current follow-on offering. In our follow-on offering, we are selling our shares of common stock on a best efforts basis through our dealer manager and a network of selling broker-dealers. It takes a long period of time to raise a significant amount of offering proceeds through this method of distribution. Our follow-on offering was originally scheduled to last at least two years, to enable us to sell the maximum amount of shares registered, and we have the option to extend for an additional one-year period. If our shares were publicly traded and the market value of our equity securities held by non-affiliates was sufficient, we would be able to use a certain short-form registration process with the SEC, referred to as a “shelf registration,” that may enable us to raise money through the capital markets within a few days or weeks rather than months or years as under our follow-on offering. If we were able to raise capital more quickly, it might allow us to react more quickly to market conditions and potentially take advantage of additional acquisition opportunities.

Lower Cost of Capital.  A Listing may enable us to raise capital at a cost that is less expensive to us than our follow-on offering. In our current follow-on offering, we pay selling commissions and dealer manager fees to the dealer manager and selling broker-dealers. If our shares are traded on a national securities exchange, we may not be required to pay selling commissions or dealer manager fees or if we are required to pay such fees or other underwriting compensation, we believe they will likely be less than the fees we currently pay. We also may be able to access additional sources of capital that may be less expensive to us, such as unsecured notes. In addition, during the offering period of our follow-on offering, we are required to file prospectus supplements and post-effective amendments to the registration statement for the offering in order to disclose material information and developments to potential investors. If we are able to use the SEC’s short-form registration statement discussed above, the information in such a registration statement is automatically updated when we file reports on Form 10-K, Form 10-Q and Form 8-K, thereby alleviating both the need to file ongoing prospectus supplements and post-effective amendments and the associated costs.

More Attractive Acquisition Consideration.  If our shares are publicly traded on a national securities exchange, our shares may be more attractive to potential acquisition targets or the owners of property that we may be interested in acquiring. As a result, we may be able to use our shares as acquisition consideration, which would enable us to conserve cash. If our shares are publicly traded, it may also make acquisitions of properties in exchange for limited partner units in our operating partnership more attractive to property owners. When a property owner contributes property to our operating partnership in exchange for limited partner units, the contribution is generally not taxable at that time. When the operating partnership redeems the limited partner’s units, the transaction is taxable. If we redeem the units for shares of our stock, the owner may not have the cash necessary to pay the taxes due. However, if our shares are listed on a national securities exchange, the property owner can sell the shares to obtain the cash needed to pay the taxes due. As a result, listing our shares on a national securities exchange may make our operating partnership’s limited partner units more attractive as acquisition consideration to potential property sellers.

Phased In Liquidity for Stockholders.  For the reasons discussed above, our Board of Directors may determine that a Listing is in the best interests of our company and our stockholders independent of any liquidity that our stockholders may obtain as a result of a Listing. Additionally, listing on a national securities exchange would ultimately provide our stockholders liquidity for their shares of our common stock. We believe that liquidity should be provided to our stockholders as part of a Listing which is structured toward achieving stable and optimal stock pricing. In the case of a Listing, the liquidity price is the trading price on the national securities exchange where the shares can be sold. Like everything else, this is subject to supply and demand. If there is too much supply, then the price will move downwards. The phased in liquidity program described below is aimed at attempting to balance supply and demand.

Reclassification and Conversion of Our Common Stock: Phased In Liquidity Program

We have previously disclosed in the prospectuses for our public offerings that we intend to effect a liquidity event by September 20, 2013 and that we may consider, among other alternatives, a Listing, a merger transaction, or a sale of substantially all of our assets. We are proposing these amendments to our charter now so that, (1) if our Board of Directors determines that it is in our best interest to pursue a Listing, which could potentially be executed with a concurrent Offering, in the future, we will be positioned to act quickly, and (2) such Listing will be structured in a way that we believe is best suited for our company and our stockholders. If this Proposal No. 1(A) is approved, then as part of any Listing in the future, there will be a phased in liquidity program. Under this program, liquidity would be provided to our stockholders in stages. As discussed below, we believe a phased in liquidity program is an important component of a successful Listing, as it is directed toward both liquidity and valuation.

The reclassification and conversion of our shares of common stock into shares of Class A common stock and Class B common stock immediately prior to a Listing will operate to create a phased in liquidity program. Simply put, this program is aimed at providing stability and valuation, as part of liquidity. This program is intended to maximize the success of a Listing and any concurrent Offering in the short and long term. We have been advised by our strategic advisors and we believe that a phased in liquidity program will increase the likelihood of a successful Listing and any concurrent Offering. Our Board of Directors may also approve other measures in the future that it believes will improve the success of a Listing, such as stock splits or stock combinations.

The phased in liquidity program will limit the number of shares that may be traded immediately upon a Listing and for up to the following 18 months. This phased in liquidity program is intended to reduce concentrated sales of our common stock in the public market. Concentrated sales of our common stock could depress the trading price, negatively impacting the proceeds a stockholder could receive upon the sale of shares of our common stock. In addition, the potential for concentrated sales of our common stock could make our shares less attractive to buyers in any concurrent Offering. The reclassification and resulting limitation on the number of shares that could be traded immediately after a Listing could improve the share price obtained in the Offering. This is intended to benefit our current stockholders by maximizing the offering proceeds our company may receive and lessening any dilution of our current stockholders.

Even if our stockholders approve these amendments and a phased in liquidity program becomes effective upon a Listing, we cannot predict the price at which our shares will trade on a national securities exchange and we cannot predict the price at which our shares might be sold in any concurrent Offering. We cannot provide you with any assurance that our shares will trade or be sold at any minimum price level.

The conversion of your outstanding shares of common stock into Class A common stock and Class B common stock and then the eventual conversion of your shares of Class B common stock into Class A common stock will provide you with immediate liquidity upon a Listing with respect to 25% of your shares with phased in liquidity for the remaining 75% of your shares over an 18-month period, as discussed in more detail below.

Our Board of Directors has not made a determination to pursue a Listing or any concurrent Offering and may not do so in the future. Even if our Board of Directors does determine that a Listing or Offering are in our best interests, we may not be able to complete the Listing or the Offering or may not be able to do so in a timely manner or on terms that are favorable to our stockholders.

Amendments to Our Charter

To effectuate the reclassification and conversion of our common stock as discussed above, we will need to amend our charter as described below.

Reclassification

Our charter currently provides for up to 1,000,000,000 shares of common stock. If approved by our stockholders, the amended charter will provide that immediately prior to a Listing, all of our authorized 1,000,000,000 shares of common stock would be reclassified to consist of the following:

•	700,000,000	shares of Class A common stock;
•	100,000,000	shares of Class B-1 common stock;
•	100,000,000	shares of Class B-2 common stock; and
•	100,000,000	shares of Class B-3 common stock.

Total:	1,000,000,000

We refer to our Class B-1, Class B-2, and Class B-3 common stock collectively as “Class B” common stock.

Conversion

Each share of our common stock issued and outstanding will convert immediately prior to a Listing into the following:

•	1/4 of a share of our Class A common stock;

•	1/4 of a share of our Class B-1 common stock;

•	1/4 of a share of our Class B-2 common stock; and

•	1/4 of a share of our Class B-3 common stock.

Stockholder Shares after Reclassification and Conversion

Following the reclassification and conversion, 25% of each stockholder’s previously outstanding shares of common stock will be Class A common stock and 75% will be Class B common stock. Of the 75% that will be Class B common stock, 25% will be Class B-1, 25% will be Class B-2, and 25% will be Class B-3. The Class A common stock will be listed upon completion of a Listing. The Class B common stock will be converted to Class A common stock and become listed over time, in phases.

Class A Common Stock

Shares of our Class A common stock will be identical to our existing common stock, except that such shares of our Class A common stock would be listed on a national securities exchange upon a Listing.

Class B Common Stock — Conversion of Class B to Class A

The shares of our Class B common stock will not be listed on a national securities exchange. Rather, the shares of Class B common stock would convert automatically into shares of our Class A common stock, and become listed, as follows:

•	In the case of the Class B-1 common stock, six months following the date of the Listing, or the Listing Date.

•	In the case of the Class B-2 common stock, on the earlier of (x) 12 months following the Listing Date, or (y) such earlier date as may be determined by our Board of Directors, but not earlier than six months following the Listing Date.

•	In the case of the Class B-3 common stock, on the earlier of (x) 18 months following the Listing Date, or (y) such earlier date as may be determined by our Board of Directors, but not earlier than six months following the Listing Date.

Effect on Existing Stockholders

The reclassification and conversion of our common stock will not become effective and will not have any impact on our shares of common stock unless and until we successfully complete a Listing.

If a Listing does occur and the reclassification and conversion of our common stock becomes effective, the proposed amendments will not affect the voting or distribution rights of our stockholders. In addition, there will be no immediate effect on the current proportional ownership interests of our stockholders except for any change as a result of the treatment of fractional shares discussed below. However, in the event of a Listing, the proposed amendments will have a direct impact on the liquidity of our shares of common stock, as discussed in detail below.

In the event of a Listing, the immediate effect of the proposed amendments to our charter will be to divide the shares owned by our existing stockholders into multiple classes. Initially, 25% of a stockholder’s shares would be converted into shares of our Class A common stock, which will be listed on a national securities exchange at the time of the Listing. The remaining 75% of the stockholder’s shares would be converted into shares of our Class B common stock that would not be listed on a national securities exchange. As a result, even though our shares of Class A common stock could be traded on a national securities exchange, our shares of Class B common stock will not be traded.

The shares of Class B common stock will convert into shares of Class A common stock and become listed over time in intervals, with all outstanding shares converting and becoming listed within 18 months of the Listing Date, or such earlier dates as determined by our Board of Directors in its sole discretion.

There will be no public market for the shares of Class B common stock. Until the shares of Class B common stock convert into Class A shares and become listed on national securities exchange, they cannot be traded on a national securities exchange. In addition, upon a Listing, we are required to terminate our share repurchase plan. As a result, after a Listing, our stockholders will have very limited, if any, liquidity with respect to their shares of Class B common stock. Further, the trading price per share of Class A common stock when each class of Class B common stock converts into Class A common stock could be very different than the trading price per share of the Class A common stock on the date of a Listing. As a result, stockholders may receive less consideration for their shares than they may have received if they had been able to sell immediately upon the effectiveness of a Listing.

Examples of Phased In Liquidity Program

As an example of how existing stockholders will be affected by the proposed amendments to our charter, consider a hypothetical stockholder who currently owns 4,000 shares of our common stock. In the event our Board of Directors deems a Listing to be in the best interest of our company and our stockholders and a Listing occurs, the stockholder’s 4,000 shares of common stock would convert automatically into:

•	1,000 shares of our Class A common stock; plus

•	1,000 shares of our Class B-1 common stock; plus

•	1,000 shares of our Class B-2 common stock; plus

•	1,000 shares of our Class B-3 common stock.

All other existing stockholders, including our directors and executive officers, would also have their shares of common stock converted in the same proportion, so the stockholder’s percentage ownership in us would remain the same.

The stockholder’s shares of Class B common stock would convert automatically into shares of our Class A as follows:

•	Class B-1 common stock: six months following the Listing Date.

•	Class B-2 common stock: on the earlier of (x) 12 months following the Listing Date, or (y) such earlier date as may be determined by our Board of Directors, but not earlier than six months following the Listing Date.

•	Class B-3 common stock: on the earlier of (x) 18 months following the Listing Date, or (y) such earlier date as may be determined by our Board of Directors, but not earlier than six months following the Listing Date.

Set forth below are two examples of how this might work:

Example 1 — Our Board of Directors allows the shares of Class B common stock to convert into Class A common stock without any acceleration of the conversion dates:

•	Shares of Class B-1 common stock convert six months following the Listing Date;

•	Shares of Class B-2 common stock convert 12 months following the Listing Date; and

•	Shares of Class B-3 common stock convert 18 months following the Listing Date.

Conversion Timeline — Example 1

Listing	6 mos.	12 mos.	18 mos.
25% Class A	25% Class B-1 converts to Class A	25% Class B-2 converts to Class A	25% Class B-3 converts to Class A

Example 2 — Our Board of Directors accelerates the conversion dates on which the shares of Class B common stock to convert into Class A common stock as follows:

•	Shares of Class B-1 common stock convert six months following the Listing Date;

•	Shares of Class B-2 common stock convert 9 months following the Listing Date; and

•	Shares of Class B-3 common stock convert 12 months following the Listing Date.

Conversion Timeline — Example 2

Listing	6 mos.	9 mos.	12 mos.
25% Class A	25% Class B-1 converts to Class A	25% Class B-2 converts to Class A	25% Class B-3 converts to Class A

Board of Directors Discretion to Accelerate Conversion of Class B Common Stock

As illustrated in the examples set forth above, our Board of Directors will have some discretion to accelerate the date on which each class of Class B common stock converts into Class A common stock and will make this determination based on what it believes to be in the best interests of our company and our stockholders. However, all shares of Class B common stock must convert within 18 months following the Listing Date into Class A common stock, which we expect would be listed on a national securities exchange at that time.

We expect that the determination by our Board of Directors of whether any classes of Class B common stock will convert into Class A common stock earlier than the dates set forth in the proposed amendment will be made at or prior to a Listing. Our Board of Directors will make this determination taking into account the advice of our strategic advisors, including the underwriters for any concurrent Offering, with respect to the conversion dates that will best enable the underwriters to market an Offering to potential investors and that will maximize the trading price of our shares after Listing. In making its determination, our Board of Directors will have to rely on a number of assumptions, including certain assumptions about the equity capital markets based on the information available to it at that time. Actual results could turn out to be materially different than those assumptions.

Comparison of our Currently Outstanding Common Stock to our Class A and Class B Common Stock

Currently Outstanding
	Common Stock	Class A Common Stock	Class B Common Stock

Public Market	None.	Listed on a national securities exchange.	None.
Voting Rights	One vote per share on all matters voted upon by our stockholders.	One vote per share on all matters voted upon by our stockholders.	One vote per share on all matters voted upon by our stockholders.
Distribution Rights	Entitled to such distributions as may be authorized from time to time by our Board of Directors in its discretion.	Entitled to such distributions as may be authorized from time to time by our Board of Directors in its discretion.	Entitled to such distributions as may be authorized from time to time by our Board of Directors in its discretion.
Automatic Conversion
None currently.

If the amendment to our charter is approved, immediately prior to Listing, each share of common stock will convert automatically into 1/4 of a share of our Class A common stock and 1/4 of a share of each of our Class B-1, Class B-2, and Class B-3 common stock.
None.
Class B-1 common stock will convert into Class A common stock six months following the Listing Date.

Class B-2 common stock will convert into Class A common stock on the earlier of (x) 12 months following the Listing Date, or (y) such earlier date as may be determined by our Board of Directors, but not earlier than six months following the Listing Date.

Class B-3 common stock will convert into Class A common stock on the earlier of (x) 18 months following the Listing Date, or (y) such earlier date as may be determined by our Board of Directors, but not earlier than six months following the Listing Date.

Reasons for these Amendments to Our Charter

For the reasons described above and below, our Board of Directors determined to amend our charter to provide for the reclassification and conversion of the common stock immediately prior to a Listing and to submit this amendment to stockholders for approval.

In the event of a Listing, a significant number of shares of our common stock could be offered for sale by our stockholders immediately after any such Listing. As of October 8, 2010, there were           shares of our common stock outstanding, and we continue to issue shares in our follow-on offering. As a result, there will be even more shares outstanding if and when our Board of Directors determines that we should pursue a Listing. If all or a substantial amount of these shares were able to be traded immediately upon a Listing, this would likely depress the trading price of our common stock and could create pricing instability. In addition, this potential for a decline in the price of our common stock immediately following a potential Listing could decrease the price per share that we would be able to obtain in an Offering, if an Offering occurs. This would more likely than not negatively impact our ability to raise equity capital in an Offering (if an Offering were to occur) and in potential other public offerings at attractive prices.

Our strategic advisors and our Board of Directors believe that, in the event of a Listing, providing for the reclassification and conversion of our common stock into shares that would become listed over a period of time is critical to the potential success of a Listing. Our Board of Directors believes this phased in liquidity program can operate to lessen any decrease in the trading price of our common stock caused by the large number of shares of our stock that could be available for sale, and, if we were to conduct a concurrent Offering, would make our shares more attractive to potential buyers thereby allowing us to achieve our potential capital raising objectives. Our Board of Directors has also been advised by its strategic advisors that having some flexibility to accelerate the timing of when each class of Class B common stock will convert into Class A common stock is important. However, our strategic advisors and our Board of Directors believe that providing definitive outside dates for when the shares of Class B common stock will convert into common stock provides certainty to the market and to our stockholders about their ultimate liquidity.

Although the discussion in this proxy statement of the information and factors considered by our Board of Directors is believed to include the material factors considered by our Board of Directors, it is not intended to be exhaustive and may not include all of the factors that were considered. In reaching its determination to approve and recommend the amendment to our charter to provide for the conversion of the common stock, our Board of Directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the proposal is advisable and in the best interests of the company and our stockholders. Rather, our Board of Directors based its position and recommendation on the totality of the information presented to, and factors considered by, the Board of Directors. In addition, individual members of our Board of Directors may have given differing weights to different factors.

Treatment of Fractional Shares

No fractional shares of common stock will be issued in the event of the reclassification and conversion of our common stock. Instead, stockholders who otherwise would own a fractional share of a class of our common stock following the reclassification and conversion would be entitled to receive cash in an amount equal to the fair market value of such fractional share of common stock, as determined by our Board of Directors.

Certain Material U.S. Federal Income Tax Consequences of the Conversion of Our Common Stock

The following is a summary of certain material U.S. federal income tax considerations in the event of the conversion of our common stock as discussed above but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations promulgated thereunder and judicial and administrative decisions in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. It addresses only stockholders who hold our common stock as capital assets. This summary does not address stockholders subject to special rules, including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-conversion shares as part of a straddle, hedge, or conversion transaction, and stockholders who acquired their pre-conversion shares pursuant to the exercise of employee stock options or otherwise as compensation. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no complete assurance that the IRS will agree with these statements and conclusions. This summary does not address other federal taxes (such as the alternative minimum tax or gift or estate tax laws) and tax considerations under state, local, foreign, and other laws. We recommend that stockholders consult their tax advisors to determine the federal state, local, foreign and other tax consequences to them of the conversion in light of the stockholders’ particular circumstances.

A stockholder generally will not recognize gain or loss on the conversion of our common stock, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-conversion shares received will be equal to the aggregate tax basis of the pre-conversion shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares) and the holding period of the post-conversion shares received will include the holding period of the pre-conversion shares exchanged.

A holder of the pre-conversion shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize gain or loss equal to the difference between the portion of the tax basis of the post-conversion shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as dividend to the extent of our earnings and profits, and then as a recovery, and to the extent, of the holder’s tax basis in its shares (which, for these purposes, may include the holder’s tax basis in all of its shares or be limited to the holder’s tax basis in its fractional share interest), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the conversion, including the size of the holder’s percentage interest in our common stock before and after the conversion. In addition, if we issue shares pursuant to a public offering and such issuance is treated as part of a “firm and fixed plan” that includes the common stock conversion and the fractional share redemptions, the dilution in ownership resulting from such offering would be taken into account in applying the Section 302 tests.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

The Board of Directors recommends a vote “FOR” the amendments to our charter to reclassify and convert our common stock immediately prior to a Listing.

PROPOSAL NO. 1(B)

AMENDMENTS TO PROVIDE THAT CERTAIN PROVISIONS OF OUR CHARTER
WILL NOT REMAIN IN EFFECT AFTER A LISTING

The provisions of the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines, apply to REITs with shares of common stock that are publicly registered with the SEC but are not listed on a national securities exchange. In the event of a Listing, there are certain provisions of our charter that will no longer be required to be included pursuant to the NASAA Guidelines. If Proposal No. 1(B) is approved by our stockholders, certain provisions in our charter will not remain in effect after a Listing, including but not limited to:

•	Sections 5.2.2 and 5.3, which currently limit the voting rights per share of stock sold in a private offering;

•	Section 5.5, which currently prohibits distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidity trust or distributions in which each stockholder is advised of the risks of direct ownership of property and offered the election of receiving such distributions;

•	Section 8.1, which places limits on incentive fees;

•	Section 8.2, which places limits on our organizational and offering expenses;

•	Section 8.3, which places limits on our total operating expenses;

•	Section 8.4, which places limits on our acquisition fees and expenses;

•	Section 11.1 related to the requirement that a special meeting of stockholders be called upon the request of stockholders holding 10% of our shares entitled to vote;

•	Section 11.2 related to the restrictions on amending our charter in certain circumstances without prior stockholder approval;

•	Sections 11.5 and 11.6 related to inspection of our stockholder list and receipt of reports;

•	Sections 12.2(c), 12.2(d) and 12.3 related to restrictions on exculpation, indemnification and the advancement of expenses to our directors; and

•	Article XIV related to prohibitions on roll-up transactions.

These changes will not have an impact on stockholders unless and until our Board of Directors deems a Listing in the best interests of our company and our stockholders and we successfully complete a Listing. Our Board of Directors believes that, in the event of a Listing, these changes will allow us to operate in a manner similar to other publicly-traded REITs without certain of the limitations required by the NASAA Guidelines.

The Board of Directors recommends a vote “FOR” the amendments to our charter to cause certain provisions of our charter no longer to be applicable upon a Listing.

PROPOSAL NO. 1(C)

AMENDMENTS TO REFLECT SELF-MANAGEMENT

We became a self-managed company in the third quarter of 2009 and the advisory agreement with our former advisor expired on September 20, 2009. As a self-managed company, certain provisions in our charter are no longer applicable. If Proposal No. 1(C) is approved by our stockholders, our charter will no longer contain references to our having a sponsor or an advisor, as well as specific provisions relating to such entities or referencing such entities, including but not limited to the deletion of Article VIII, “Advisor” and amendments to specific sections of Article X, “Conflicts of Interest,” Section XII, “Liability Limitation and Indemnification.” In addition, new Article VIII, “Expenses’’ will be added.

If Proposal No. 1(C) is approved, certain definitions in our charter will be updated to reflect self-management, including but not limited to, “Acquisition Expense,” “Acquisition Fee” and “Independent Director.” Other definitions will be deleted from our charter, including “Advisor,” “Advisory Agreement,” “Competitive Real Estate Commission,” “Initial Investments,” “Sponsor,” “Termination Date” and “Termination Event.”

On August 24, 2009, we amended our charter to change our name from “Grubb & Ellis Healthcare REIT, Inc.” to “Healthcare Trust of America, Inc.” We did this in connection with our transition to self-management and to reflect that we are no longer externally advised or externally sponsored. We also changed the name of our operating partnership from “Grubb & Ellis Healthcare REIT Holdings, L.P.” to “Healthcare Trust of America Holdings, LP.” If approved, our amended charter will reflect the name change of our operating partnership.

Finally, if approved, our amended charter will define “Dealer Manager” as Realty Capital Securities, LLC, or such other person selected by our Board of Directors to act as the dealer manager for an offering. Realty Capital Securities, LLC is the dealer manager for our follow-on offering.

Our Board of Directors does not believe these changes will have a material effect on us or our stockholders and believes that such changes will more accurately reflect our corporate structure.

The Board of Directors recommends a vote “FOR” the amendments to our charter to reflect self-management.

PROPOSAL NO. 1(D)

TENDER OFFER COMPLIANCE REQUIREMENTS

Under the rules of the SEC, a person engaging in a tender offer for less than 5% of our outstanding shares of common stock, which is commonly referred to as a “mini tender offer,” is not required to comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. We believe that a requirement that any tender offer, including a “mini-tender” offer, comply with all of the provisions of Regulation 14D of the Exchange Act (except that related offering documents are not required to be filed with the SEC unless otherwise required by the Exchange Act) will (1) better enable stockholders to evaluate such offer by ensuring that they receive critical information regarding the material terms of the offer, the purposes of the offer and the offeror’s past transactions in our securities and (2) better protect their investment in us by ensuring that they have the right to (a) withdraw any shares deposited with the offeror during the period the offer remains open and (b) receive the highest consideration per share paid to any other stockholder for shares tendered in the offer.

If Proposal No. 1(D) is approved by our stockholders, our charter will be amended to include a new Section 11.7, which will require that any tender offer made by any person regardless of the size of the tender offer and including any “mini-tender” offer, comply with all of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements (except that such notice and disclosure documents are not required to be filed with the SEC unless otherwise required by the Exchange Act). Among other things, the offeror will be required to provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror initiates a tender offer without complying with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in the tender offer. In addition, the noncomplying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

The Board of Directors recommends a vote “FOR” the amendment to our charter to include tender offer compliance requirements.

PROPOSAL NO. 1(E)

AMENDMENTS REQUESTED BY STATE SECURITIES ADMINISTRATORS

We commenced a public offering of shares of our common stock on March 19, 2010, which we refer to as the follow-on offering. We were required to register the follow-on offering with the SEC and, because our common stock is not listed on a national securities exchange, the state securities regulators in each state where we offer securities for sale. In offerings by REITs subject to their regulation, many state securities examiners apply the standards set forth in the NASAA Guidelines. In connection with the registration of our follow-on offering, certain state securities regulators requested that we amend our charter in certain respects to conform to the NASAA Guidelines. In response to these regulatory requests, we have recommended the changes described below. Our Board of Directors does not believe the changes will have a material effect on us or our stockholders.

Heightened Investor Suitability Standards

At the time our current charter was adopted on December 8, 2006, the NASAA Guidelines required that investors in our initial public offering have: (1) a minimum annual gross income of $45,000 and a minimum net worth, excluding home, furnishings and automobiles, of $45,000; or (2) a minimum net worth of $150,000, excluding home, furnishings and automobiles. On May 7, 2007, the NASAA Guidelines were revised to require that investors have: (1) a minimum annual gross income of $70,000 and a minimum net worth, excluding home, furnishings and automobiles, of $70,000; or (2) a minimum net worth of $250,000, excluding home, furnishings and automobiles. Although not set forth currently in our charter, we have adopted these revised investor suitability standards in connection with our follow-on offering. If Proposal No. 1(E) is approved, we will amend Section 5.8.1 of our charter to reflect the change to the investor suitability standards set forth in the NASAA Guidelines.

Determination of Suitability

Our charter currently provides that each person selling shares on our behalf must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for each investor. The NASAA Guidelines also impose this obligation on sponsors of externally advised, non-listed REITs. However, since we are self-managed and no longer have a sponsor, a state securities administrator has requested that we amend our charter so that our company assumes this obligation. If Proposal No. 1(E) is approved, we will amend Section 5.8.2 of our charter to reflect the obligation of our company to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for each investor. In making this determination, we will rely on the representations made by each investor in their subscription agreement, as well as the suitability determinations made by participating broker-dealers and financial advisors.

Minimum Initial Investment Amount

Prior to the adoption of our current charter, no state securities administrator required that we impose a minimum initial investment amount. Although we require a minimum initial investment of 100 shares, this minimum was not required to be included in our charter. In connection with the registration of our follow-on offering, a state securities administrator has requested that we amend our charter to include a minimum initial investment amount. As a result, if Proposal No. 1(E) is approved by our stockholders, Section 5.8.3 of our amended charter will require a minimum initial investment of 100 shares of our common stock until our shares are listed on a national securities exchange.

Fee-Related Provisions

Sections 8.6, 8.7, 8.8, 8.9 and 8.10 of our charter as currently in effect, provide that we may pay certain fees to our former advisor “[u]nless otherwise provided in any resolution adopted by our Board of Directors.” A state securities administrator has requested that we amend our charter to remove this statement because it does not appear in the NASAA Guidelines. As discussed above in Proposal No. 1(C), we are also proposing to delete certain sections of our charter that relate to fees and expenses payable to our former advisor since we are no longer externally advised and no longer pay, or will be obligated to pay, these fees. If Proposal No. 1(C) and Proposal No. 1(E) are approved by the stockholders, we will amend our charter to remove that statement from the fee related provisions that will remain in our charter, including Section 8.1, “Incentive Fees,” Section 8.2, “Organizational and Offering Expenses Limitation” and Section 8.3, “Total Operating Expenses.” If Proposal No. 1(E) is approved but Proposal No. 1(C) is not approved, we will remove this statement from all sections of our charter referenced above.

Appraisals of Roll-Up Transactions

A roll-up transaction is a transaction involving our acquisition, merger, conversion or consolidation, either directly or indirectly, and the issuance of securities of a partnership, REIT, corporation or similar entity, or a Roll-Up Entity, to stockholders. Our charter currently requires us to obtain an appraisal of all of our assets in the event we engage in a roll-up transaction. A state securities administrator has requested that we amend our charter to reflect additional mandates related to roll-up transactions set forth in the NASAA Guidelines. If this Proposal No. 1(E) is approved by stockholders, we will amend Article XIV of our charter to require that if any such appraisal is included in a prospectus used to offer securities of the Roll-Up Entity, such appraisal must also be filed with the SEC and the state securities commissions as an exhibit to the registration statement.

The Board of Directors recommends a vote “FOR” the amendments to our charter requested by state securities administrators.

PROPOSAL NO. 1(F)

MINISTERIAL REVISIONS AND CLARIFICATIONS

If Proposal No. 1(F) is approved by our stockholders, certain ministerial changes will be made to our charter either for clarification purposes or to be consistent with the Maryland General Corporation Law, the NASAA Guidelines or other provisions in our charter. These include clarification of certain defined terms and cross references, as well as conforming language to the corresponding provision of the Maryland General Corporation Law. Our Board of Directors does not believe these ministerial revisions and clarifications will have a material effect on us or our stockholders.

The Board of Directors recommends a vote “FOR” the amendments to our charter to make certain ministerial revisions and clarifications.

PROPOSAL NO. 2

ELECTION OF DIRECTORS

Background

The Board of Directors currently consists of six directors. Our bylaws provide for a minimum of three and a maximum of 15 directors and that our directors each serve a term of one year, but may be re-elected. The Board of Directors has nominated Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, each for a term of office commencing on the date of the 2010 Annual Meeting of Stockholders and ending on the date of the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Each of Messrs. Peters, Blair, DeWald, Fix, Mathis and Wescombe currently serves as a member of the Board of Directors. The Board of Directors believes the nominees have played and will continue to play a vital role in our management and operations, particularly in connection with our transition to self-management and the continued growth and success of our company.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted “FOR ALL NOMINEES” who are named below. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on the Board of Directors for a one-year term and until his successor is duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. We are not aware of any family relationship among any of the nominees to become directors or executive officers of HTA. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director except that such nominees have agreed to serve as our directors if elected.

Information about Director Nominees

Biographical Information

The following table and biographical descriptions set forth information with respect to the individuals who are our director nominees.

Name	Age	Position	Term of Office

Scott D. Peters	52	Chief Executive Officer, President and Chairman of the Board	Since 2006
W. Bradley Blair, II	67	Independent Director	Since 2006
Maurice J. DeWald	70	Independent Director	Since 2006
Warren D. Fix	72	Independent Director	Since 2006
Larry L. Mathis	67	Independent Director	Since 2007
Gary T. Wescombe	67	Independent Director	Since 2006

Scott D. Peters has served as our Chairman of the Board since July 2006, Chief Executive Officer since April 2006 and President since June 2007. He served as Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, or our former advisor, from July 2006 to July 2008. He served as the Executive Vice President of Grubb & Ellis Apartment REIT, Inc. from January 2006 to November 2008 and served as one of its directors from April 2007 to June 2008. He also served as Chief Executive Officer, President and a director of Grubb & Ellis Company, our former sponsor, or Grubb & Ellis, from December 2007 to July 2008, and as Chief Executive Officer, President and a director of NNN Realty Advisors, a wholly owned subsidiary of our former sponsor, from its formation in September 2006 and as its Chairman of the Board from December 2007 to July 2008. NNN Realty Advisors became a wholly owned subsidiary of Grubb & Ellis upon its merger with Grubb & Ellis in December 2007. Mr. Peters also served as Chief Executive Officer of Grubb & Ellis Realty Investors from November 2006 to July 2008, having served from September 2004 to October 2006 as Executive Vice President and Chief Financial Officer. From December 2005 to January 2008, Mr. Peters also served as Chief Executive Officer and President of G REIT, Inc., having previously served as its Executive

Vice President and Chief Financial Officer since September 2004. Mr. Peters also served as Executive Vice President and Chief Financial Officer of T REIT, Inc. from September 2004 to December 2006. From February 1997 to February 2007, Mr. Peters served as Senior Vice President, Chief Financial Officer and a director of Golf Trust of America, Inc., a publicly traded REIT. Mr. Peters received his B.B.A. degree in Accounting and Finance from Kent State University in Kent, Ohio.

W. Bradley Blair, II has served as an independent director of our company since September 2006. Mr. Blair served as the Chief Executive Officer, President and Chairman of the board of directors of Golf Trust of America, Inc. from the time of its formation and initial public offering in 1997 as a REIT until his resignation and retirement in November 2007. During such term, Mr. Blair managed the acquisition, operation, leasing and disposition of the assets of the portfolio. From 1993 until February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of The Legends Group, Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions. Currently, Mr. Blair operates the Blair Group consulting practice, which focuses on real estate acquisitions and finance. Mr. Blair earned a B.S. degree in Business from Indiana University in Bloomington, Indiana and his Juris Doctorate degree from the University of North Carolina School of Law in Chapel Hill, North Carolina.

Maurice J. DeWald has served as an independent director of our company since September 2006. He has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992, where the primary focus has been in both the healthcare and technology sectors. Mr. DeWald also serves as a director of Mizuho Corporate Bank of California, and as non-executive Chairman of Integrated Healthcare Holdings, Inc. Mr. DeWald also previously served as a director of Tenet Healthcare Corporation, ARV Assisted Living, Inc. and Quality Systems, Inc. From 1962 to 1991, Mr. DeWald was with the international accounting and auditing firm of KPMG LLP, where he served at various times as an audit partner, a member of their board of directors as well as the managing partner of the Orange County, Los Angeles and Chicago offices. Mr. DeWald has served as Chairman and director of both the United Way of Greater Los Angeles and the United Way of Orange County, California. Mr. DeWald holds a B.B.A. degree in Accounting and Finance from the University of Notre Dame in South Bend, Indiana and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant (inactive), and is a member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. DeWald serves as chairman of the Audit Committee.

Warren D. Fix has served as an independent director of our company since September 2006. He is the Chairman of FDW, LLC, a real estate investment and management firm. Mr. Fix also serves as a director of First Financial Advisors, First Foundation Bank, Accel Networks and CT Realty Investors. Until November of 2008, when he completed a process of dissolution, he served for five years as the chief executive officer of WCH, Inc., formerly Candlewood Hotel Company, Inc., having served as its Executive Vice President, Chief Financial Officer and Secretary since 1995. During his tenure with Candlewood Hotel Company, Inc., Mr. Fix oversaw the development of a chain of extended-stay hotels, including 117 properties aggregating 13,300 rooms. From July 1994 to October 1995, Mr. Fix was a consultant to Doubletree Hotels, primarily developing debt and equity sources of capital for hotel acquisitions and refinancing. Mr. Fix has been and continues to be a partner in The Contrarian Group, a business management and investment company since December 1992. From 1989 to December 1992, Mr. Fix served as President of The Pacific Company, a real estate investment and development company. During his tenure at The Pacific Company, Mr. Fix was responsible for the development, acquisition and management of an apartment portfolio comprising in excess of 3,000 units. From 1964 to 1989, Mr. Fix held numerous positions, including Chief Financial Officer, within The Irvine Company, a major California-based real estate firm that develops residential property, for-sale housing, apartments, commercial, industrial, retail, hotel and other land related uses. Mr. Fix was one of the initial team of ten professionals hired by The Irvine Company to initiate the development of 125,000 acres of land in Orange County, California. Mr. Fix is a Certified Public Accountant (inactive). He received his B.A. degree from Claremont McKenna College in Claremont, California and is a

graduate of the UCLA Executive Management Program, the Stanford Financial Management Program and the UCLA Anderson Corporate Director Program.

Larry L. Mathis has served as an independent director of our company since April 2007. Since 1998 he has served as an executive consultant with D. Peterson & Associates in Houston, Texas, providing counsel to select clients on leadership, management, governance and strategy and is the author of The Mathis Maxims, Lessons in Leadership. For over 35 years, Mr. Mathis has held numerous leadership positions in organizations charged with planning and directing the future of healthcare delivery in the United States. Mr. Mathis is the founding President and Chief Executive Officer of The Methodist Hospital System in Houston, Texas, having served that institution in various executive positions for 27 years, including the last 14 years as CEO before his retirement in 1997. During his extensive career in the healthcare industry, he has served as a member of the board of directors of a number of national, state and local industry and professional organizations, including Chairman of the board of directors of the Texas Hospital Association, the American Hospital Association, and the American College of Healthcare Executives, and has served the federal government as Chairman of the National Advisory Council on Health Care Technology Assessment and as a member of the Medicare Prospective Payment Assessment Commission. From 1997 to 2003, Mr. Mathis was a member of the board of directors and Chairman of the Compensation Committee of Centerpulse, Inc., and from 2004 to present a member of the board and Chairman of the Nominating and Governance Committee of Alexion Pharmaceuticals, Inc., both U.S. publicly traded companies. Mr. Mathis received a B.A. degree in Social Sciences from Pittsburg State University in Pittsburg, Kansas and a M.A. degree in Health Administration from Washington University in St. Louis, Missouri.

Gary T. Wescombe has served as an independent director of our company since October 2006. He manages and develops real estate operating properties through American Oak Properties, LLC, where he is a principal. He is also director, Chief Financial Officer and Treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research. From October 1999 to December 2001, he was a partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Mr. Wescombe also served as a director of G REIT, Inc. from December 2001 to January 2008 and has served as chairman of the trustees of G REIT Liquidating Trust since January 2008. Mr. Wescombe received a B.S. degree in Accounting and Finance from California State University in San Jose, California and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

Board Experience and Director Qualifications

Our Board of Directors has diverse and extensive knowledge and expertise in industries that are of particular importance to us, including the real estate and healthcare industries. This knowledge and experience includes acquiring, financing, developing, constructing, leasing, managing and disposing of both institutional and non-institutional commercial real estate. In addition, our Board of Directors has extensive and broad legal, auditing and accounting experience. Our Board of Directors has numerous years of hands-on and executive commercial real estate experience drawn from a wide range of disciplines. Each director has extensive knowledge and expertise with respect to our company and has been actively engaged in the governance of our company, having guided it through its transition to self-management and continuing to oversee its growth. Each director was nominated to the Board of Directors on the basis of the unique skills he brings to the Board, as well as how such skills collectively enhance our Board of Directors. On an individual basis, our Board of Directors has determined that:

•	Our Chairman, Mr. Peters, has 20 years of experience in managing publicly traded real estate investment trusts and brings insight into all aspects of our business due to both his current role and his history with the company. His comprehensive experience and extensive knowledge and understanding of the healthcare and real estate industries has been instrumental in the creation, development and launching of our company, as well as our current investment strategy. In addition, Mr. Peters has significant experience in leading companies through successful exit strategies, including public listings, sales and mergers, which we believe is critical to our future business strategy.

•	Mr. Blair provides broad real estate and legal experience, having served a variety of companies in advisory, executive and/or director roles for over 35 years, including over 10 years as CEO, president and Chairman of the board of directors of a publicly traded REIT. He also operates a consulting practice which focuses on real estate acquisitions and finance. His diverse background in other business disciplines, coupled with his deep understanding and knowledge of real estate, contributes to the quality guidance and oversight he brings to our Board of Directors.

•	Mr. DeWald, based on his 30 year career with the international accounting and auditing firm of KPMG LLP, offers substantial expertise in accounting and finance. Mr. DeWald also has over 15 years of experience as a director of a number of companies in the healthcare, financial, banking and manufacturing sectors.

•	Mr. Fix offers financial and management expertise, with particular industry knowledge in real estate, hospitality, agriculture and financial services. He has served in various executive and/or director roles in a number of public and private companies in the real estate, financial and technology sectors, for over 40 years.

•	Mr. Mathis brings extensive experience in the healthcare industry, having held numerous leadership positions in organizations charged with planning and directing the future of healthcare delivery in the United States for over 35 years, including serving as Chairman of the National Advisory Council on Health Care Technology Assessment and as a member of the Medicare Prospective Payment Assessment Commission. He is the founding president and CEO of The Methodist Hospital System in Houston, Texas, and has served as an executive consultant in the healthcare sector for over ten years.

•	Mr. Wescombe provides expertise in accounting, real estate investments and financing strategies, having served a number of companies in various executive and/or director roles for over 40 years in both the real estate and non-profit sectors, including almost 30 years as a partner with Ernst & Young, LLP. He currently manages and develops real estate operating properties as a principal of a real estate company.

The Board of Directors recommends a vote “FOR ALL NOMINEES” named above for election as directors.

EXECUTIVE OFFICERS

The following table and biographical descriptions set forth information with respect to our executive officers:

Name	Age	Position	Term of Office

Scott D. Peters	52	Chief Executive Officer, President and Chairman of the Board	Since 2006
Kellie S. Pruitt	44	Chief Financial Officer, Secretary and Treasurer	Since 2009
Mark D. Engstrom	50	Executive Vice President — Acquisitions	Since 2009

For biographical information regarding Mr. Peters, our Chief Executive Officer and President, see “Information about Director Nominees” above.

Kellie S. Pruitt has served as our Chief Financial Officer since May 2010, as our Treasurer since April 2009 and as our Secretary since July 2009. She also served as our Chief Accounting Officer from January 2009 until May 2010, as our Assistant Secretary from March 2009 to July 2009 and as Controller for a portion of January 2009. From September 2007 to December 2008, Ms. Pruitt served as the Vice President, Financial Reporting and Compliance for Fender Musical Instruments Corporation. Prior to joining Fender Musical Instruments Corporation in 2007, Ms. Pruitt served as a senior manager at Deloitte & Touche LLP from 1995 to 2007, serving both public and privately held companies primarily concentrated in the real estate and consumer business industries. She graduated from the University of Texas in Arlington, Texas with a B.A. degree in Accounting and is a member of the AICPA. Ms. Pruitt is a Certified Public Accountant licensed in Arizona and Texas.

Mark D. Engstrom has served as our Executive Vice President-Acquisitions since July 2009. From February 2009 to July 2009, Mr. Engstrom served as our independent consultant providing acquisition and asset management support. Mr. Engstrom has 22 years of experience in organizational leadership, acquisitions, management, asset management, project management, leasing, planning, facilities development, financing, and establishing industry leading real estate and facilities groups. From 2006 through 2009, Mr. Engstrom was the Chief Executive Officer of Insite Medical Properties, a real estate services and investment company. From 2001 through 2005, Mr. Engstrom served as a Manager of Real Estate Services for Hammes Company and created a new business unit within the company which was responsible for providing asset and property management. Mr. Engstrom graduated from Michigan State University in East Lansing, Michigan with a B.A. degree in Pre-Law and Public Administration and with a Masters Degree from the University of Minnesota in Hospital and Healthcare Administration.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors held 23 meetings during the fiscal year ended December 31, 2009. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the period for which he served as a director and the aggregate total number of meetings held by all committees of the Board of Directors on which he served during the periods in which he served.

Board Leadership Structure

The Board of Directors believes it is important to select its Chairman and the company’s Chief Executive Officer in the manner it considers in the best interests of the company at any given point in time. The members of the Board of Directors possess considerable business experience and in-depth knowledge of the issues our company faces, and are therefore in the best position to evaluate our needs and how best to organize our leadership structure to meet those needs. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals. The Board of Directors believes that the most effective leadership structure for the company at this time is for Mr. Peters to serve as both our Chairman and Chief Executive Officer. Mr. Peters’ combined role as Chairman and Chief Executive Officer serves as a bridge between the Board and management and provides unified leadership for carrying out our strategic initiatives and business plans.

Director Attendance at Annual Stockholder Meetings

Although we have no policy with regard to attendance by the members of the Board of Directors at our annual stockholder meetings, we invite and encourage the members of the Board of Directors to attend our annual stockholder meetings to foster communication between stockholders and the Board of Directors. All six members of the Board of Directors attended the 2009 annual meeting of stockholders.

Contacting the Board of Directors

Any stockholder who desires to contact members of the Board of Directors may do so by writing to: Healthcare Trust of America, Inc., Board of Directors, The Promenade, 16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of the Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

We have a six-member Board of Directors. Our charter provides that a majority of the directors must be “independent directors.” One of our directors, Scott D. Peters, is affiliated with us and we do not consider him to be an independent director. Our remaining directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the NASAA Guidelines. As currently defined in our charter, the term “independent director” means:

‘‘[A] Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Corporation; (ii) employment by the Sponsor, the Advisor or any of their Affiliates; (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Corporation; (iv) performance of services, other than as a Director, for the Corporation; (v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor; or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates.”

As discussed above under Proposal 1(C), as a result of the completion of our transition to self-management in the third quarter of 2009, we no longer have a sponsor or advisor. As a result, our Board of Directors has approved an amendment to our charter that deletes the references to “Sponsor” and “Advisor,” including in the definition of independent director.

Each of our independent directors would also qualify as independent under the rules of the New York Stock Exchange, or the NYSE, and our Audit Committee members would qualify as independent under the NYSE’s rules applicable to Audit Committee members. However, our stock is not currently listed on the NYSE.

Risk Management

The Board of Directors and each of its committees play an important role in overseeing the management of our company’s risks. The Board regularly reviews our material risks and exposures, including operational, strategic, financial, legal and regulatory risks. Management is responsible for identifying the material risks facing our company, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process, and promulgating policies and procedures to ensure that information with respect to material risks is transmitted to senior executives, as well as to our Board of Directors and appropriate committees of our Board. Our Board of Directors, through the work of our Audit, Compensation, Nominating and Corporate Governance, Investment and Risk Management Committees, provides Board level oversight of these risk management activities.

The Risk Management Committee has primary responsibility at the Board level for overseeing our risk management activities. The Risk Management Committee’s responsibilities include reviewing and discussing with management and our independent auditors any significant risks or exposures faced by us, the steps management has taken to identify, mitigate, monitor, control or avoid such risks or exposures, and our underlying policies with respect to risk assessment and risk management. In addition, the Audit Committee reviews the management of financial risk and our policies regarding risk assessment and risk management. The Compensation Committee reviews the management of risks relating to our compensation plans and arrangements. The Nominating and Corporate Governance Committee reviews the management of risks relating to compliance and our corporate governance policies, while the Investment Committee reviews acquisition and other investment-related risks.

Our Board of Directors is regularly informed regarding the risk oversight discussions and activities of each of these Board committees through the reports each committee delivers to the full Board following each of its regular committee meetings. In addition, members of management responsible for managing our risk formally report to the full Board regarding enterprise risk management annually and also provide informal updates periodically throughout the year to the full Board and to individual committees of the Board.

Committees of the Board of Directors

Our Board of Directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full Board of Directors meeting, provided that the majority of the members of each committee are independent directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, an Investment Committee and a Risk Management Committee.

Audit Committee.  Our Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to our stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The Audit Committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our Audit Committee charter, the Audit Committee will always be comprised solely of independent directors. The Audit Committee is currently comprised of W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors. Mr. DeWald currently serves as the chairman and has been designated as the Audit Committee financial expert.

The Audit Committee has adopted a written charter under which it operates. The charter is available on our website at www.htareit.com/investor-relations/corporate-governance/. The Audit Committee held eight meetings during the fiscal year ended December 31, 2009.

Compensation Committee.  The primary responsibilities of our Compensation Committee are to advise the Board of Directors on compensation policies, establish performance objectives for our executive officers, prepare the report on executive compensation for inclusion in our annual proxy statement, review and recommend to our Board of Directors the appropriate level of director compensation and annually review our compensation strategy and assess its effectiveness. The Compensation Committee has the authority to engage outside advisors to assist it in fulfilling these responsibilities. In 2009, the Compensation Committee engaged Towers Watson as its independent compensation consultant. In this capacity, Towers Watson reports directly to the Compensation Committee, and the Compensation Committee directs Towers Watson’s work. The Compensation Committee has instructed Towers Watson to provide it with advice regarding Mr. Peters’ compensation, as well as compensation of other executive officers and non-employee directors.

Under our Compensation Committee charter, the Compensation Committee will always be comprised of a majority of independent directors. The Compensation Committee is currently comprised of Messrs. Blair, DeWald, Fix and Wescombe, all of whom are independent directors. Mr. Wescombe currently serves as the chairman.

The Compensation Committee has adopted a written charter under which it operates. Under its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem necessary or advisable in its sole discretion. The charter is available on our website at www.htareit.com/investor-relations/corporate-governance/. The Compensation Committee held six meetings during the fiscal year ended December 31, 2009. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in “Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee’s primary purposes are to identify qualified individuals to become members of the Board of Directors, to recommend to the Board of Directors the selection of director nominees for election at the annual meeting of stockholders, to make recommendations regarding the composition of our Board of Directors and its committees, to assess director independence and the effectiveness of the Board of Directors, to develop and implement corporate governance guidelines and to oversee our compliance and ethics program. The Nominating and Corporate Governance Committee is currently comprised of Messrs. Blair, Fix and Mathis, all of whom are independent directors. Mr. Fix currently serves as the chairman.

The Nominating and Corporate Governance Committee has adopted a written charter under which it operates. The charter is available on our website at www.htareit.com/investor-relations/corporate-governance/. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ended December 31, 2009.

The Nominating and Corporate Governance Committee will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: Healthcare Trust of America, Inc., Board of Directors, The Promenade, 16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, Attention: Secretary.

In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee is guided by the principle that each director should: (1) be an individual of high character and integrity; (2) be accomplished in his or her respective field, with superior credentials and recognition; (3) have relevant expertise and experience upon which to be able to offer advice and guidance to management; (4) have sufficient time available to devote to our affairs; (5) represent the long-term interests of our stockholders as a whole; and (6) represent a diversity of background and experience. We do not have a formal policy for the consideration of diversity in identifying nominees for director. However, in addition to the criteria set forth above, the Nominating and Corporate Governance Committee strives to create diversity in perspective, background and experience on the Board as a whole when identifying and selecting nominees for the Board of Directors.

Qualified candidates for membership on the Board of Directors will be considered without regard to race, color, religion, gender, ancestry, national origin or disability. The Nominating and Corporate Governance Committee will review the qualifications and backgrounds of directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board of Directors, and recommend the slate of directors to be nominated for election at the annual meeting. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

Investment Committee.  Our Investment Committee’s primary function is to assist the Board of Directors in reviewing proposed acquisitions presented by our management. The Investment Committee has the authority to reject but not to approve proposed acquisitions, which must receive the approval of the Board of Directors. The Investment Committee also plays an active role in overseeing the management of our portfolio, including budgeting and asset management. The Investment Committee is currently comprised of Messrs. Blair, Fix, Peters and Wescombe. Messrs. Blair, Fix and Wescombe are independent directors. Mr. Blair currently serves as the chairman.

The Investment Committee has adopted a written charter under which it operates. The charter is available on our website at www.htareit.com/investor-relations/corporate-governance/. The Investment Committee held 15 meetings during the fiscal year ended December 31, 2009.

Risk Management Committee.  Our Risk Management Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing, assessing and discussing with our management team, general counsel and auditors: (1) material risks or exposures associated with the conduct of our business; (2) internal risk management systems management has implemented to identity, minimize, monitor or manage such risks or exposures; and (3) management’s policies and procedures for risk management. The Risk Management Committee is currently comprised of Messrs. Blair, DeWald and Mathis, all of whom are independent directors. Mr. Mathis currently serves as the chairman.

The Risk Management Committee has adopted a written charter under which it operates. The charter is available on our website at www.htareit.com/investor-relations/corporate-governance/. The Risk Management Committee was formed in June 2009 and held three meetings during the fiscal year ended December 31, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

In the discussion that follows, we provide an overview and analysis of our compensation programs and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that we considered in making those decisions. Following this Compensation Discussion and Analysis, under the heading “Compensation of Directors and Executive Officers — Executive Compensation” you will find a series of tables containing specific data about the compensation earned in 2009 by the following individuals, whom we refer to as our named executive officers:

•	Scott D. Peters, President, Chief Executive Officer and Chairman of the Board;

•	Kellie S. Pruitt, Chief Financial Officer, Secretary and Treasurer; and

•	Mark D. Engstrom, Executive Vice President — Acquisitions.

Compensation Philosophy and Objectives

Our objective is to provide compensation packages that take into account the scope of the duties and responsibilities of each executive consistent with self-management. The Compensation Committee designed our new executive compensation packages to reflect the increased level of responsibilities and scope of duties attendant with our transition to and operation under self-management. In addition, we strive to provide compensation that rewards the achievement of specific short-, medium- and long-term strategic goals, and that aligns the interests of key employees with stockholders. The compensation packages for our executives are designed to (1) achieve the right balance of incentives, which fairly reward demonstrated value added performance, and (2) promote and reward quality long-term performance.

Another key priority for us today and in the future is to attract, retain and motivate a top quality management team. In order to accomplish this objective, the compensation paid to our executives must be competitive in the marketplace. This is especially important given our status as a self-managed company.

In furtherance of these objectives, we refrain from using highly leveraged incentives that drive risky, short-term behavior. By rewarding short-, medium- and long-term performance, we are better positioned to achieve the ultimate objective of increasing stockholder value. To emphasize performance-based compensation, we also provide the opportunity to earn additional compensation through annual bonuses.

How We Determined our Compensation Arrangements

We established the compensation packages for our named executive officers based on the advice and recommendations of the Compensation Committee and, with respect to our Chief Executive Officer, independent consultants, with a view towards emphasizing competitive, performance-based compensation. The Compensation Committee intends for the level of cash- and stock-based compensation paid to our executives to be consistent with the compensation paid by a peer group of companies. The Compensation Committee does not benchmark to a particular percentile within the peer group, but rather uses the peer group information to help guide its compensation decisions.

The Compensation Committee engaged an outside executive compensation consultant, Towers Watson (formerly Towers Perrin), to assist it in determining the compensation for our Chief Executive Officer. At the request of the Compensation Committee, Towers Watson provided input to the Compensation Committee on the design and philosophy of our Chief Executive Officer’s compensation package, and reported on the competitiveness of such package in the marketplace. Towers Watson presented information with respect to a peer group comprised of the following companies:

HCP, Inc.	Medical Properties Trust, Inc.
Health Care REIT, Inc.	Cogdell Spencer Inc.
Ventas Inc.	LTC Properties Inc.
Nationwide Health Properties Inc.	Inland Western Retail Real Estate Trust Inc.*
Healthcare Realty Trust Inc.	Piedmont Office Realty Trust Inc.*
Omega Healthcare Investors, Inc.

With the exception of those companies marked with an asterisk (*), the companies included in the peer group are publicly traded healthcare REITs with median assets of about $1.9B. Those companies marked with an asterisk (*) reflect selected non-traded REITs that have made the transition to self-management.

The Compensation Committee furnished to Towers Watson the NAREIT 2008 Compensation and Benefits Survey, or the NAREIT Survey, including data from five healthcare companies (Cogdell Spencer Inc., HCP, Inc., Healthcare REIT Inc., Nationwide Health Properties Inc. and Ventas Inc.). In addition to information related to the peer group identified above, Towers Watson included information from the NAREIT Survey, as well as compensation information from REITs of all sectors with total capitalization within a range of $1B-2.99B, in its presentation to the Compensation Committee.

In addition to the peer group information presented by Towers Watson, the Compensation Committee reviewed a smaller peer group comprised of HCP, Inc., Health Care REIT, Inc., Ventas, Inc., Nationwide Health Properties Inc. and Healthcare Realty Trust, Inc. This group represents those companies that the Compensation Committee considers to be most comparable to our company.

Taken as a whole, the data provided by Towers Watson, as well as the Compensation Committee’s independent review of the smaller peer group described above, allows the Compensation Committee to “double-check” the compensation paid to our Chief Executive Officer against what is typical in our market.

In determining the compensation for Ms. Pruitt and Mr. Engstrom, the Compensation Committee relied primarily on the recommendations of Mr. Peters, as well as its general understanding of the compensation paid to similar positions within the peer group. The initial terms of Ms. Pruitt’s and Mr. Engstrom’s compensation packages were the result of negotiations between such executives and Mr. Peters in connection with recruiting them to join our company.

Elements of our Compensation Program

During 2009, the key elements of compensation for our named executive officers were base salary, annual bonus and long-term equity incentive awards, as described in more detail below. In addition to these key elements, we also provide severance protection for our named executive officers, as discussed below.

Base Salary.  Base salary provides the fixed portion of compensation for our named executive officers and is intended to reward core competence in their role relative to skill, experience and contributions to us. In connection with entering into the employment agreements, the Compensation Committee approved the following initial annual base salaries: Mr. Peters, $500,000; Mr. Engstrom, $275,000; and Ms. Pruitt, $180,000. The Compensation Committee approved an increase to Mr. Peters’ 2008 base salary in order to more closely align his base salary with our peers. However, due to the Compensation Committee’s focus on performance-based compensation, Mr. Peters’ base salary approximates the lower end of the scale of base salaries provided by our peer companies. To emphasize performance-based compensation, the Compensation Committee designed Mr. Peters’ compensation package so that the majority of his cash-based compensation may be earned through an annual bonus after the Compensation Committee’s assessment of his performance during the year.

As discussed above, the initial base salaries for Ms. Pruitt and Mr. Engstrom were negotiated in connection with their joining our company. Also as discussed above, a key priority for us is to attract, retain and motivate a top quality management team. In order to attract a high caliber management team, the compensation packages offered must be competitive within the market, as well as reflective of the executive’s level of skill and expected contributions. These were the guiding principles followed by Mr. Peters and the Compensation Committee in negotiating the compensation packages with Ms. Pruitt and Mr. Engstrom.

Annual Bonus.  Annual bonuses reward and recognize contributions to our financial goals and achievement of individual objectives. In 2009, we did not have a formal bonus program. Each of the named executive officers is eligible to earn an annual performance bonus in an amount determined at the sole discretion of the Compensation Committee for each year. Pursuant to the terms of their employment agreements, Mr. Peters’ initial maximum bonus is 200% of base salary. Mr. Engstrom’s and Ms. Pruitt’s initial target bonus is 100% and 60%, respectively, of base salary.

The Compensation Committee, together with Mr. Peters, developed a broad list of goals and objectives for 2009. The Compensation Committee awarded Mr. Peters the maximum bonus payable to him under his employment agreement based on its assessment of his performance during fiscal year 2009. In reviewing his performance, the Compensation Committee concluded that Mr. Peters accomplished, and in many cases, exceeded such goals and objectives, which included:

•	effectively leading the expansion of the company, including growing our portfolio through the acquisition of quality, performing assets;

•	successfully negotiating substantial and creative value-added transaction terms and conditions;

•	coordinating successful and competitive refinancing transactions during a time of significant dislocations in the credit markets;

•	leading our successful transition to self-management;

•	recruiting and effectively supervising our employees;

•	implementing effective risk management at all key levels of the company;

•	maintaining a strong balance sheet with ample liquidity;

•	coordinating the engagement of new, competitively-priced and performance-driven property management companies for our portfolio;

•	leading the extension of our initial offering for up to 180 days, successfully transitioning the dealer manager for our initial offering to RCS and spearheading the registration of the follow-on offering;

•	establishing and enhancing our relationships with commercial and investment banks;

•	maintaining and actively enhancing our “stockholder first,” performance- driven philosophy;

•	effectively establishing our independent brand name as an asset to our company; and

•	facilitating an open and effective dialogue with our Board.

In addition to the annual bonus available under his employment agreement, after an extensive review of the peer group information and Mr. Peters’ performance in 2009, the Compensation Committee also awarded Mr. Peters an extraordinary bonus of $200,000. The extraordinary bonus recognizes and rewards Mr. Peters for (i) his expanded role and extraordinary efforts in providing demonstrated and effective leadership to our company, and (ii) positioning the company for continued success during recent unprecedented, difficult economic times, and in the future.

The Compensation Committee relied primarily on the recommendations of Mr. Peters in determining the bonus amounts for Mr. Engstrom and Ms. Pruitt. Mr. Peters’ based his recommendations on his assessment of Mr. Engstrom and Ms. Pruitt’s performance during 2009. For example, Mr. Peters considered the number of successful acquisitions that Mr. Engstrom negotiated and completed and his management of the company’s acquisitions team. Mr. Peters recommended a bonus for Ms. Pruitt in excess of the target bonus provided in her employment agreement because of her outstanding performance and significant accomplishments during 2009, including playing a key role in our transition to self-management, establishing our corporate office and infrastructure, building our accounting team and successfully transitioning our investor services operations to DST Systems, Inc. The Compensation Committee considered Mr. Peters’ recommendations and approved the bonuses for Mr. Engstrom and Ms. Pruitt.

Long-Term Equity Incentive Awards.  Long-term equity incentive awards are an important element of our compensation program because these awards align the interests of our named executive officers with those of our stockholders and provide a strong retentive component to the executive’s compensation arrangement. Restricted stock and restricted stock units are the primary equity award vehicles offered to our named executive officers. The Compensation Committee reviewed the grant practices of the peer group companies and awarded our named executive officers equity awards with a value that is consistent with the equity grants provided by the peer group.

Restricted stock has a number of attributes that makes it an attractive equity award for our CEO. The vesting schedule provides a strong retention element to Mr. Peters’ compensation package — if Mr. Peters voluntarily terminates employment without good reason, he will forfeit his unvested restricted stock. At the same time, Mr. Peters retains the attributes of stock ownership through voting rights and distributions. Given that there is no readily available market providing liquidity for our common stock, and in light of the limitation in our governing documents that poses an obstacle to our withholding shares from the restricted stock when it vests, the Compensation Committee designed Mr. Peters’ award so that he could elect to receive a portion of the value of the award in cash in order to satisfy his tax obligations. In addition, in connection with entering into his new employment agreement, Mr. Peters received a one-time signing-bonus of 50,000 shares of our common stock, of which Mr. Peters elected to receive 25,000 fully-vested shares of our common stock and a $250,000 cash payment. For additional information regarding these grants, see the Grants of Plan-Based Award table and the narrative following such table later in this proxy statement.

We provide long-term equity incentive awards to Ms. Pruitt and Mr. Engstrom in the form of restricted stock units. Like restricted stock, the restricted stock units provide a strong retention element to their compensation packages. However, restricted stock units do not entitle the holder to distributions.

Employment Agreements.  As mentioned above, in 2009, we entered into employment agreements with Ms. Pruitt and Mr. Engstrom and a new employment agreement with Mr. Peters. In considering the appropriate terms of the employment agreements, the Compensation Committee focused on the increased duties and responsibilities of such individuals under self-management. Each of these executives has played and will continue to play a major role in hiring, supervising and overseeing our employees, the transition and implementation of self-management and the post-transition management of our company. In particular, as part of and as a result of this transition, the role of Mr. Peters, as our Chief Executive Officer and President, has been significantly expanded on a number of levels. Each of the employment agreements also specifies the payments and benefits to which Messrs. Peters and Engstrom and Ms. Pruitt are entitled upon a termination of employment for specified reasons. For additional information regarding the potential severance payments to our named executive officers, see “Potential Payments Upon Termination or Change in Control” later in this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Healthcare Trust of America, Inc. oversees our compensation program on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the above Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis included in our proxy statement on Schedule 14A in connection with our 2010 Annual Meeting of Stockholders be so included, which has been or will be filed with the SEC.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference our proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts. This report is provided by the following independent directors, who constitute the Compensation Committee:

Gary T. Wescombe, Chair
W. Bradley Blair, II
Warren D. Fix
Maurice J. DeWald

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

Summary Compensation Table

The summary compensation table below reflects the total compensation earned by our named executive officers for the years ended December 31, 2008, and December 31, 2009. We did not employ any other executive officer other than Mr. Peters for the year ended December 31, 2008.

					Non-Equity
				Stock	Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Compensation	Compensation	Total
Position	Year	($)	($)(4)	($)(5)	($)	($)(7)	($)

Scott D. Peters	2009	504,753	1,200,000	750,000	375,000 (6)	4,935	2,834,688
Chief Executive	2008	148,333 (3)	58,333	400,000	—	2,252	608,918
Officer, President and Chairman of the Board (Principal Executive Officer)
Kellie S. Pruitt(1)	2009	168,942	125,000	250,000	—	3,022	546,964
Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)
Mark D. Engstrom(2)	2009	252,403	110,000	400,000	—	26,589	788,992
Executive Vice President — Acquisitions

(1)	Ms. Pruitt was elected as Chief Financial Officer in May 2010, Chief Accounting Officer in January 2009, Treasurer in April 2009, and Secretary in July 2009.

(2)	Mr. Engstrom was elected as Executive Vice President — Acquisitions in July 2009.

(3)	Reflects (a) $90,000 received pursuant to Mr. Peters’ consulting arrangement with us from August 1, 2008, through October 31, 2008, and (b) $58,333 received as base salary pursuant to his 2008 employment agreement with us from November 1, 2008, through December 31, 2008.

(4)	Reflects the annual cash bonuses earned by our named executive officers for the applicable year.

(5)	Reflects the aggregate grant date fair value of awards granted to the named executive officers in the reported year, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“ASC Topic 718”). For additional information regarding the grant date fair value of awards of unrestricted stock, restricted stock and restricted stock units, see Note 14, Stockholders’ Equity (Deficit), to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010.

(6)	Reflects two cash awards that Mr. Peters’ elected to receive in lieu of a grant of shares of our common stock. Under the first award, $125,000 was fully-vested on the date of grant and $375,000 remains subject to vesting. Under the second award, $250,000 was fully vested on the date of grant. See the Grants of Plan-Based Awards table and the narrative following the Grants of Plan-Based Awards table for additional information regarding these awards.

(7)	Amounts included in this column for 2009 include payments for 100% of the premiums for health care coverage under our group health plan for each of the named executive officers in the following amounts: Mr. Peters, $4,935; Ms. Pruitt, $3,022; and Mr. Engstrom, $4,935. Also includes for Mr. Engstrom relocation expenses of $21,654. Such amounts reflect the aggregate cost to us of providing the benefit.

Grants of Plan-Based Awards

The following table presents information concerning plan-based awards granted to our named executive officers for the year ended December 31, 2009. All awards were granted pursuant to our 2006 Incentive Plan, as amended, or the 2006 Incentive Plan. The narrative following the Grants of Plan-Based Awards table provides additional information regarding the awards reflected in this table.

Grants of Plan-Based Awards Table in Fiscal Year 2009

						All Other
						Stock
						Awards:	Grant Date
						Number of	Fair Value
						Shares of	of Stock and
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Stock or	Option
		Threshold	Target		Maximum	Units	Awards
Name	Grant Date	($)	($)		($)	(#)	($)(7)

Mr. Peters	07/01/09	—	500,000	(1)	—
	07/01/09	—	250,000	(2)	—
	07/01/09	—	—		—	25,000 (3)	250,000
	07/01/09	—	—		—	50,000 (4)	500,000
Ms. Pruitt	07/30/09	—	—		—	25,000 (5)	250,000
Mr. Engstrom	8/31/09	—	—		—	40,000 (6)	400,000

(1)	Reflects a restricted cash award that Mr. Peters’ elected to receive in lieu of a grant of restricted shares. There is no threshold, target or maximum payable pursuant to this award; instead, the award vests based on Mr. Peters’ continued service with us.

(2)	Reflects a cash award. There is no threshold, target or maximum payable pursuant to this award.

(3)	Reflects a grant of 25,000 fully-vested shares of our common stock.

(4)	Reflects a grant of 50,000 restricted shares of our common stock.

(5)	Reflects a grant of 25,000 restricted stock units.

(6)	Reflects a grant of 40,000 restricted stock units.

(7)	Computed in accordance with ASC Topic 718.

Material Terms of 2009 Compensation

We are party to an employment agreement with each of Messrs. Peters and Engstrom and Ms. Pruitt. The material terms of the employment agreements are described below.

Term.  Mr. Peters’ employment agreement is for an initial term of four and one-half years, ending on December 31, 2013. Beginning on that date, and on each anniversary thereafter, the term of the agreement automatically will extend for additional one-year periods unless either party gives prior notice of non-renewal. Mr. Engstrom’s and Ms. Pruitt’s employment agreement each has an initial term of two years, ending on June 30, 2011. At our sole discretion, Mr. Engstrom’s and Ms. Pruitt’s agreement may be extended for an additional one-year term.

Base Salary and Benefits.  The agreements provide for the following initial annual base salaries: Mr. Peters, $500,000; Mr. Engstrom, $275,000; and Ms. Pruitt, $180,000. All salaries may be adjusted from year to year in the sole discretion of the Compensation Committee, provided that Mr. Peters’ base salary may not be reduced. On May 20, 2010, the Board increased Mr. Peters’ annual base salary to $750,000, and increased Ms. Pruitt’s annual base salary to $225,000. Both of these changes were effective May 20, 2010. The agreements provide that each of the executives will be eligible to earn an annual performance bonus in an amount determined at the sole discretion of the Compensation Committee for each year. Mr. Peters’ initial maximum bonus is 200% of base salary. Mr. Engstrom’s and Ms. Pruitt’s initial target bonus is 100% and 60%, respectively, of base salary. On May 24, 2010, the Compensation Committee increased Ms. Pruitt’s target bonus to 100% of her base salary. Each executive is entitled to all employee benefits and perquisites made available to our senior executives, provided that we will pay 100% of the premiums for each executive’s health care coverage under our group health plan. Mr. Engstrom also received relocation expenses (up to a maximum of $30,000) in connection with his move from Colorado to Arizona.

Equity Grants.  Messrs. Peters and Engstrom and Ms. Pruitt received equity grants in connection with entering into their employment agreements. The equity awards were granted under and pursuant to the terms and conditions of the 2006 Incentive Plan. Pursuant to the terms of his employment agreement, on July 1, 2009, Mr. Peters was entitled to the following equity grants:

•	Fully-Vested Shares. Mr. Peters was entitled to receive a grant of 50,000 fully-vested shares. Pursuant to the terms of his employment agreement, Mr. Peters elected to receive a $250,000 cash payment, in lieu of one-half of such shares, and 25,000 fully-vested shares.

•	Fiscal 2009 Restricted Shares. Mr. Peters was entitled to receive a grant of 100,000 restricted shares of our common stock. Pursuant to the terms of his employment agreement, Mr. Peters elected to receive a restricted cash award in lieu of 50,000 restricted shares, as described below. The restricted shares vest as follows: 12,500 on July 1, 2009 (the date of grant); 12,500 on July 1, 2010; 12,500 on July 1, 2011; and 12,500 on July 1, 2012, provided Mr. Peters is employed by us on each such vesting date.

•	Fiscal 2009 Restricted Cash Award. As described above, Mr. Peters elected to receive a restricted cash award in lieu of 50,000 restricted shares. The restricted cash award is equal to $500,000, the fair market value of the foregone restricted shares on the date of grant, and is subject to the same restrictions and vesting schedule as the foregone restricted shares. Accordingly, the restricted cash award vests as follows: $125,000 vested on July 1, 2009 (the date of grant), $125,000 on July 2, 2010; $125,000 on July 1, 2011; and $125,000 on July 1, 2012, provided Mr. Peters is employed by us on each such vesting date. On May 20, 2010, the Board approved an amendment to Mr. Peters’ 2009 restricted cash award to provide that we will pay interest at the distribution rate paid by us on our shares of common stock (currently 7.25%) on such award, effective May 20, 2010.

•	Future Restricted Share Grants and Restricted Cash Awards. Pursuant to the terms of his employment agreement, as of July 1, 2009, Mr. Peters was entitled to receive on each of the first three anniversaries of the effective date of the agreement, an additional 100,000 restricted shares of our common stock, which will vest in equal installments on the grant date and on each anniversary of the grant date during the balance of the term of the employment agreement, provided he is employed by us on each such vesting date. As with the 2009 grant, Mr. Peters may in his sole discretion elect to receive a restricted cash award in lieu of up to one-half of each grant of restricted shares (i.e., up to 50,000 shares), which restricted cash award will be equal to the fair market value of the foregone restricted shares and will be subject to the same restrictions and vesting schedule as the foregone restricted shares. On May 20, 2010, the Board approved an amendment to Mr. Peters’ employment agreement to (1) increase the number of restricted shares Mr. Peters will receive on each of the first three anniversaries of the effective date of his employment agreement from 100,000 to 120,000; and (2) provide that we will pay interest at the distribution rate paid by us on our shares of common stock (currently 7.25%) on any future restricted cash award(s) granted to Mr. Peters upon his election, consistent with his employment agreement.

Pursuant to the terms of his employment agreement, on August 31, 2009, Mr. Engstrom received a grant of 40,000 restricted stock units. The restricted stock units will vest and convert to shares of our common stock in equal annual installments of 33 1/3% each, on the first, second and third anniversaries of the date of grant, provided he is employed by us on each such vesting date.

Pursuant to the terms of her employment agreement, on July 30, 2009, Ms. Pruitt received a grant of 25,000 restricted stock units. The restricted stock units will vest and convert to shares of our common stock in equal annual installments of 33 1/3% each, on the first, second and third anniversaries of the date of grant, provided she is employed by us on each such vesting date.

Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units will become immediately vested and, with respect to the restricted stock units, convert to shares of our common stock, upon the earlier occurrence of (1) their termination of employment by reason of death or disability, (2) their termination of employment by us without cause or by the executive for good reason (as such terms are defined in the employment agreement), or (3) a change in control (as defined in the 2006 Incentive Plan).

Severance.  Each of the employment agreements also specifies the payments and benefits to which Messrs. Peters and Engstrom and Ms. Pruitt are entitled upon a termination of employment for specified reasons. See “Potential Payments Upon Termination or Change in Control,” later in this proxy statement, for a description of these benefits.

Outstanding Equity Awards

The following table presents information concerning outstanding equity awards held by our named executive officers as of December 31, 2009. Our named executive officers do not hold any option awards.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Stock Awards
		Market
	Number of	Value of
	Shares or	Shares or
	Units of	Units of
	Stock That	Stock That
	Have Not	Have Not
	Vested	Vested
Name	(#)	($)(5)

Mr. Peters	26,667 (1)	266,670
	37,500 (2)	375,000
Ms. Pruitt	25,000 (3)	250,000
Mr. Engstrom	40,000 (4)	400,000

(1)	Reflects restricted shares of our common stock, which vest and become non-forfeitable in equal installments on each of November 14, 2010, and November 14, 2011, provided Mr. Peters is employed by us on each such vesting date.

(2)	Reflects restricted shares of our common stock, which vest and become non-forfeitable in equal installments on each of July 1, 2010, July 1, 2011 and July 1, 2012, provided Mr. Peters is employed by us on each such vesting date.

(3)	Reflects restricted stock units, which vest in equal annual installments on each of July 30, 2010, July 30, 2011, and July 30, 2012, provided Ms. Pruitt is employed by us on each such vesting date.

(4)	Reflects restricted stock units, which vest in equal annual installments on each of August 31, 2009, August 31, 2010, and August 31, 2011, provided Mr. Engstrom is employed by us on each such vesting date.

(5)	Calculated using the per share price of shares of our common stock as of the close of business on December 31, 2009, based upon the price per share offered in our initial public offering ($10).

Option Exercises and Stock Vested

The following table shows the number of shares acquired and the value realized upon vesting of stock awards for each of the named executive officers. Our named executive officers do not hold any option awards.

Stock Vested in Fiscal Year 2009

Stock Awards
Number of
	Shares	Value
	Acquired on	Realized
	Vesting	on Vesting
Named Executive Officer	(#)	($)

Mr. Peters	13,333 (1)	133,330
	37,500 (2)	375,000
Ms. Pruitt	—	—
Mr. Engstrom	—	—

(1)	Reflects shares that vested pursuant to the terms of Mr. Peters’ restricted stock grant on November 14, 2008.

(2)	Reflects shares that vested pursuant to the terms of Mr. Peters’ restricted stock grant on July 1, 2009.

Potential Payments upon Termination or Change in Control

Summary of Potential Payments Upon Termination of Employment.  As mentioned earlier in this proxy statement, we are party to an employment agreement with each of our named executive officers, which provide benefits to the executive in the event of his or her termination of employment under certain conditions. The amount of the benefits varies depending on the reason for the termination, as explained below.

Termination without Cause; Resignation for Good Reason.  If we terminate the executive’s employment without Cause, or he or she resigns for Good Reason (as such terms are defined in the employment agreement), the executive will be entitled to the following benefits:

•	in the case of Mr. Peters, a lump sum severance payment equal to (a) the sum of (1) three times his then-current base salary plus (2) an amount equal to the average of the annual bonuses earned prior to the termination date (if termination occurs in the first year, the bonus will be calculated at $1,000,000), multiplied by (b) (1) if the date of termination occurs during the initial term, the greater of one, or the number of full calendar months remaining in the initial term, divided by 12, or (2) if the date of termination occurs during a renewal term after December 31, 2013, one; provided that in no event may the severance benefit be less than $3,000,000;

•	in the case of Mr. Engstrom and Ms. Pruitt, a lump sum severance payment equal to two times his or her then-current base salary;

•	continued health care coverage under COBRA for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom and Ms. Pruitt, with all premiums paid by us; and

•	immediate vesting of Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units.

“Cause,” as defined in the employment agreements, generally means: (i) the executive’s conviction of or entering into a plea of guilty or no contest to a felony or a crime involving moral turpitude or the intentional commission of any other act or omission involving dishonesty or fraud that is materially injurious to us; (ii) the executive’s substantial and repeated failure to perform his or her duties; (iii) with respect to Ms. Pruitt and Mr. Engstrom, gross negligence or willful misconduct in the performance of the executive’s duties which materially injures us or our reputation; or (iv) with respect to Ms. Pruitt and Mr. Engstrom, the executive’s willful breach of the material covenants of his or her employment agreement.

“Good Reason,” as defined in Mr. Peters’ employment agreement generally means, in the absence of his written consent: (i) a material diminution in his authority, duties or responsibilities; (ii) a material diminution in his base salary; (iii) relocation more than 35 miles from Scottsdale, Arizona; or (iv) a material diminution in the authority, duties, or responsibilities of the supervisor to whom he is required to report, including a requirement that he report to a corporate officer or employee instead of reporting directly to the Board. “Good Reason” as defined in Ms. Pruitt’s and Mr. Engstrom’s employment agreements, generally means, in the absence of a written consent of the executive: (i) except for executive nonperformance, a material diminution in the executive’s authority, duties or responsibilities (provided that this provision will not apply if executive’s then-current base salary is kept in place) or (ii) except in connection with a material decrease in our business, a diminution in the executive’s base salary in excess of 30%.

Disability.  If we terminate the executive’s employment by reason of his or her disability, in addition to receiving his or her accrued rights, such as earned but unpaid base salary and any earned but unpaid benefits under company incentive plans, the executive will be entitled to continued health care coverage under COBRA, with all premiums paid by us, for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom or Ms. Pruitt. In addition, Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units will become immediately vested.

Death; For Cause; Resignation without Good Reason.  In the event of a termination due to death, cause or resignation without good reason, an executive will receive his or her accrued rights, but he or she will not be entitled to receive severance benefits under the agreement. In the event of the executive’s death, Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units will become immediately vested.

Non-Compete Agreement.  Each of Messrs. Peters and Engstrom and Ms. Pruitt entered into a non-compete and non-solicitation agreement with us. These agreements generally require the executives to refrain from competing with us within the United States and soliciting our customers, vendors, or employees during employment through the occurrence of a liquidity event. The agreements also limit the executives’ ability to disclose or use any of our confidential business information or practices.

The following table summarizes the value of the termination payments and benefits that each of our named executive officers would receive if he or she had terminated employment on December 31, 2009 under the circumstances shown. Such severance benefits are currently being reviewed and analyzed by our Compensation Committee and Board as part of their comprehensive review of our overall compensation structure, as discussed below under “Comprehensive Ongoing Review of Compensation Structure.” The amounts shown in the tables do not include accrued but unpaid salary, earned annual bonus for 2009, or payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

	Termination	Termination
	for Cause or	without
	Resignation	Cause or
	without	Resignation
	Good	for Good
	Reason	Reason	Death	Disability
	($)	($)	($)	($)

Mr. Peters
Cash Severance(1)	—	10,000,000	—	—
Benefit Continuation(2)	—	20,448	—	20,448
Value of Unvested Equity Awards(3)	—	641,670	641,670	641,670
Value of Unvested Restricted Cash Awards(4)		375,000	375,000	375,000
TOTAL	0	11,037,118	1,016,670	1,037,118
Ms. Pruitt
Cash Severance(5)	—	360,000	—	—
Benefit Continuation(2)	—	7,402	—	7,402
Value of Unvested Equity Awards(3)	—	250,000	250,000	250,000
TOTAL	0	617,402	250,000	257,402
Mr. Engstrom
Cash Severance(5)	—	550,000	—	—
Benefit Continuation(2)	—	7,402	—	7,402
Value of Unvested Equity Awards(3)	—	400,000	400,000	400,000
TOTAL	0	957,402	400,000	407,402

(1)	Represents a cash severance payment based on a termination without Cause or a resignation for Good Reason. Such cash severance is calculated using the following formula (as discussed above) based on a termination date of December 31, 2009: (a) the sum of (1) three times his then-current base salary plus (2) an amount equal to the average of the annual bonuses earned prior to the termination date (if termination occurs in the first year, the bonus will be calculated at $1,000,000), multiplied by (b)(1) if the date of termination occurs during the initial term, the greater of one, or the number of full calendar months remaining in the initial term, divided by 12, or (2) if the date of termination occurs during a renewal term after December 31, 2013, one.

(2)	Represents company-paid COBRA for medical and dental coverage based on 2010 rates for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom and Ms. Pruitt.

(3)	Represents the value of unvested equity awards that vest upon the designated event. Pursuant to the 2006 Incentive Plan, equity awards vest upon the executive’s termination of service with us due to death or disability. Pursuant to the employment agreements, equity awards vest upon the executive’s termination by us without cause or their resignation for good reason. Awards of restricted stock and restricted stock units are valued as of year-end 2009 based upon the fair market value of our common stock on December 31, 2009, the last day in our 2009 fiscal year ($10).

(4)	Represents the value of the unvested restricted cash award (which Mr. Peters elected to receive in lieu of 50,000 restricted shares, as described above under “Material Terms of 2009 Compensation”).

(5)	Represents a lump sum severance payment equal to two times the executive’s then-current base salary.

Summary of Potential Payments upon a Change in Control.  Pursuant to the 2006 Incentive Plan, equity awards, and Mr. Peters’ restricted cash award, vest upon the occurrence of a change in control of our company, independent of whether the executive incurs a termination of employment or receives any severance associated with such termination. The 2006 Incentive Plan generally provides that a Change in Control occurs upon the occurrence of any of the following: (1) when our incumbent Board of Directors cease to constitute a majority of the Board of Directors; (2) except in the case of certain issuances or acquisitions of stock, when any person acquires a 25% or more ownership interest in the outstanding combined voting power of our then outstanding securities; or (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, unless (a) the beneficial owners of our combined voting power immediately prior to the transaction continue to own 50% or more of the combined voting power of our then outstanding securities, (b) no person acquires a 25% or more ownership interest in the combined voting power of our then outstanding securities, and (c) at least a majority of the members of the board of directors of the surviving corporation were incumbent directors at the time of approval of the corporate transaction.

The following table summarizes the value of the payments that each of our named executive officers would receive if a change in control occurred on December 31, 2009, independent of whether the executive incurs a termination of employment. Upon the occurrence of a change in control followed by the executive’s termination by us without Cause or his or her resignation for Good Reason, the executive would also be entitled to the severance benefits set forth above. Such change in control benefits are currently being reviewed and analyzed by our Compensation Committee and Board as part of their comprehensive review of our overall compensation structure, as discussed below under “Comprehensive Ongoing Review of Compensation Structure.” Our named executive officers may be entitled to additional compensation upon a change in control as a result of this review.

Mr. Peters
Value of Unvested Equity Awards(1)	$641,670
Value of Unvested Restricted Cash Awards(2)	$375,000
TOTAL	$1,016,670
Ms. Pruitt
Value of Unvested Equity Awards(1)	$250,000
TOTAL	$250,000
Mr. Engstrom
Value of Unvested Equity Awards(1)	$400,000
TOTAL	$400,000

(1)	Represents the value of unvested awards of restricted stock and restricted stock units, as applicable, which are valued as of year-end 2009 based upon the fair market value of our common stock on December 31, 2009, the last day in our 2009 fiscal year ($10).

(2)	Represents the value of the unvested restricted cash award (which Mr. Peters elected to receive in lieu of 50,000 restricted shares, as described above under “Material Terms of 2009 Compensation”).

Comprehensive Ongoing Review of Compensation Structure

The Compensation Committee and the Board of Directors are conducting a comprehensive review of our compensation structure to ensure it meets our primary objective — to incentivize and reward demonstrated performance by our management and Board of Directors, which performance results in added value to us and our stockholders, both in the short and long term. The Compensation Committee and the Board of Directors as a whole recognize that an effective compensation structure is critical to our success now and in the future.

We recently determined that certain strategic opportunities and initiatives should be undertaken and that our compensation programs needs to be adjusted and amended to be consistent with changes in our corporate strategies, different timeframes, changes in scope of work, changes in the potential value and application of previously contemplated incentive programs, extraordinary performance and other factors. The Compensation

Committee and Board of Directors is reviewing and adjusting the existing compensation program to ensure that performance incentives are put in place consistent with our strategic initiatives and the expected employee performance to achieve these initiatives. A key element of the compensation review is to look at our company today as a self-managed entity and to take into account our future direction, including potential future liquidity events, consistent with the best interests of our stockholders. Our compensation structure needs to be both competitive and focused on aligning the performance by our executives and employees with a fair reward system. The Compensation Committee has engaged Towers Watson & Co., an independent compensation consultant, to assist and advise the Compensation Committee with this review. The Compensation Committee may also engage additional consultants as part of this process. After such review is completed, the Compensation Committee and our Board of Directors may make changes to the current compensation structure, including, without limitation, the establishment of performance compensation based on early and mid-range liquidity and other stockholder enhancement actions and changes to the employee retention program discussed above.

Compensation Committee Interlocks and Insider Participation

During 2009, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors, served on our Compensation Committee. None of them was an officer or employee of our company in 2009 or any time prior thereto. During 2009, none of the members of the Compensation Committee had any relationship with our company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the Board of Directors or Compensation Committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board of Directors or our Compensation Committee.

Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Independent Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, as amended, our independent directors received the following forms of compensation during 2009:

Annual Retainer.  Our independent directors received an annual retainer of $50,000.

Annual Retainer, Committee Chairmen.  The chairman of each Board committee (including the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Investment Committee and the Risk Management Committee) received an additional annual retainer of $7,500.

Meeting Fees.  Our independent directors received $1,500 for each Board meeting attended in person or by telephone and $1,000 for each committee meeting attended in person or by telephone. An additional $500 is paid to the committee chair for each committee meeting attended in person or by telephone. If a Board meeting was held on the same day as a committee meeting, an additional fee was not be paid for attending the committee meeting.

Equity Compensation.  Upon initial election to our Board of Directors, each independent director receives 5,000 shares of restricted common stock, and an additional 5,000 shares of restricted common stock upon his or her subsequent election each year. The shares of restricted common stock vest as to 20% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

Expense Reimbursement.  We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our Board of Directors.

Independent directors do not receive other benefits from us. Our non-independent director, Mr. Peters, does not receive any compensation in connection with his service as a director.

2009 Director Compensation

The following table sets forth the compensation earned by our independent directors for the year ended December 31, 2009:

	Fees
	Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)	($)(1)	($)

W. Bradley Blair, II	110,500	50,000	160,500
Maurice J. DeWald	105,000	50,000	155,000
Warren D. Fix	105,000	50,000	155,000
Larry L. Mathis	94,000	50,000	144,000
Gary T. Wescombe	106,000	50,000	156,000

(1)	Reflects the aggregate grant date fair value of restricted stock awards granted to the directors, determined in accordance with ASC Topic 718. For additional information regarding the grant date fair value of awards of restricted stock, see Note 14, Stockholders’ Equity (Deficit), to our accompanying consolidated financial statements. On August 31, 2009, each of the independent directors received 5,000 shares of restricted stock. The aggregate number of shares of restricted common stock held by each independent director as of December 31, 2009 is as follows: Mr. Blair, 7,500; Mr. DeWald, 7,500; Mr. Fix, 7,500; Mr. Mathis, 6,500; and Mr. Wescombe, 7,500.

Key Changes to the Independent Director Compensation Program for 2010

The Compensation Committee of our Board of Directors also recently reviewed the compensation payable to our independent directors. In conducting this review, the Compensation Committee took into account, among other things, the substantial time and effort required of our directors, the value to our company of retaining experienced directors with a history at our company, the successful completion of our transition to self-management, and our overall financial strength and growth, as well as the results of a 2008 NAREIT survey regarding director compensation and a 2009 report from Towers Watson. On May 20, 2010, based upon the recommendation of the Compensation Committee, our Board of Directors approved the following amendments to our independent director compensation plan, all of which were effective May 20, 2010:

•	Annual Retainer for Committee Chairmen. The chairman of the Audit Committee will receive an annual retainer of $15,000. The chairman of each of the Compensation Committee, the Nominating and Corporate Governance Committee, the Investment Committee and the Risk Management Committee will receive an annual retainer of $12,500. These retainers are in addition to the annual retainer payable to all independent Board members for Board service.

•	Equity Compensation. Each independent director will receive a grant of 7,500 shares of restricted common stock upon each re-election to the Board.

•	Fees for Meetings on the Same Day. If an independent Board members attends a meeting of the Board of Directors and a committee meeting (in each case, whether in person or telephonic) on a single day, he will be entitled to receive a fee for both the Board of Directors meeting and committee meeting attended.

EQUITY COMPENSATION PLANS

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2009 regarding compensation plans under which our equity securities are authorized for issuance.

Number of Shares
Remaining
Available for Future
	Number of Shares to be	Weighted-Average	Issuance Under Equity
	Issued Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Price of	(Excluding Securities
	Warrants and Rights	Outstanding Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	65,000 (1)	—	1,810,000 (2)
Equity compensation plans not approved by stockholders(3)	—	—	—
Total	65,000	—	1,810,000

(1)	Reflects shares of our common stock issuable pursuant to the conversion of restricted stock units.

(2)	Includes 1,810,000 shares available for issuance pursuant to grants of full-value stock awards.

(3)	We do not maintain any equity compensation plans that have not been approved by our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of October 7, 2010, the number of shares of our common stock beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock, (2) our directors, (3) our named executive officers and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 181,007,158 shares of our common stock outstanding as of October 7, 2010. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days.

	Number of
	Shares
	Beneficially
Name of Beneficial Owners(1)	Owned(2)	Percentage

Scott D. Peters	225,000	*
Kellie S. Pruitt	56,343	*
Mark D. Engstrom	60,481	*
W. Bradley Blair, II	15,000	*
Maurice J. DeWald	15,000	*
Warren D. Fix	18,273	*
Larry L. Mathis	20,525	*
Gary T. Wescombe	15,000	*

Directors and executive officers as a group (8 persons)	425,622	*

*	Represents less than 1.0% of our outstanding common stock.

(1)	The address of each beneficial owner listed is c/o Healthcare Trust of America, Inc., The Promenade, 16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona 85254.

(2)	Includes vested and non-vested shares of restricted common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires each director, officer, and individual beneficially owning more than 10.0% of a registered security of the company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the year ended December 31, 2009 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly filed by reporting persons during 2009, except that Ms. Pruitt’s Form 3 was filed late.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Fees and Expenses Paid to Affiliates

Two of our former executive officers were also executive officers and employees and/or holders of a direct or indirect interest in our former advisor, Grubb & Ellis Healthcare REIT Advisor, LLC, and Grubb & Ellis Realty Investors, LLC, or GERI, which managed our former advisor, or their affiliated entities. These executive officers resigned as officers of our company on June 30, 2009 and July 10, 2009, respectively. Upon the effectiveness of our initial offering on September 20, 2006, we entered into an advisory agreement with our former advisor and a dealer manager agreement with Grubb & Ellis Securities, Inc., our former dealer manager. These agreements entitled our former advisor, our former dealer manager and their affiliates to specified compensation for certain services as well as reimbursement of certain expenses. On November 14, 2008, we amended and restated the advisory agreement effective as of October 24, 2008. The advisory agreement expired on September 20, 2009. On May 21, 2009, we provided notice to Grubb & Ellis Securities that we would proceed with a dealer manager transition pursuant to which Grubb & Ellis Securities ceased to serve as our dealer manager for our initial offering at the end of the day on August 28, 2009. Commencing August 29, 2009, Realty Capital Securities, or RCS, an unaffiliated third party, assumed the role of dealer manager for the remainder of the offering period. In the aggregate, for the year ended December 31, 2009, we incurred fees to our former advisor and its affiliates of $71,194,000, as detailed below. As previously disclosed in our prospectus for our follow-on offering and in our Annual Report in Form 10-K for 2009 and our Quarterly Reports in Form 10-Q for the first and second quarters of 2010, we are in disagreement with our former advisor and our former dealer manager with respect to whether our former advisor and our former dealer manager complied with all of their obligations under applicable agreements. We are engaged in ongoing discussions with such parties to resolve these disputes. We do not anticipate that these disputes will have a material impact on our financial results or operations in the future.

Offering Stage

Selling Commissions

Prior to the transition of the dealer manager function to RCS, our former dealer manager received selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. Our former dealer manager re-allowed all or a portion of these fees to participating broker-dealers. For the year ended December 31, 2009, we incurred $35,337,000 in selling commissions to our former dealer manager.

Marketing Support Fee and Due Diligence Expense Reimbursements

Our former dealer manager received non-accountable marketing support fees of up to 2.5% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. Our former dealer manager re-allowed a portion up to 1.5% of the gross offering proceeds for non-accountable marketing fees to participating broker-dealers. In addition, we reimbursed our former dealer manager or its affiliates an additional 0.5% of the gross offering proceeds to participating broker-dealers for accountable bona fide due diligence expenses. For the year ended December 31, 2009, we incurred $12,786,000 in marketing support fees and due diligence expense reimbursements to our dealer manager.

Other Organizational and Offering Expenses

Our other organizational and offering expenses were paid by our former advisor or its affiliates on our behalf. Our former advisor was reimbursed for actual expenses incurred up to 1.5% of the gross offering proceeds from the sale of shares of our common stock in our initial offering other than shares of our common stock sold pursuant to the DRIP. For the year ended December 31, 2009, we incurred $2,557,000 in offering expenses to our former advisor and its affiliates.

Acquisition and Development Stage

Acquisition Fees

Pursuant to the advisory agreement, as amended effective as of October 24, 2008, the acquisition fee payable to our former advisor or its affiliate for services rendered in connection with the investigation, selection and acquisition of our properties was reduced from up to 3.0% to an amount determined as follows:

•	for the first $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.5% of the contract purchase price of each such property;

•	for the second $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.0% of the contract purchase price of each such property, which amount is subject to downward adjustment, but not below 1.5%, based on reasonable projections regarding the anticipated amount of net proceeds to be received in our offering; and

•	for above $750,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.25% of the contract purchase price of each such property.

The advisory agreement also provided that we would pay an acquisition fee in connection with the acquisition of real estate related assets in an amount equal to 1.5% of the amount funded to acquire or originate each such real estate related asset.

In addition, the advisory agreement provided that our former advisor or its affiliate was entitled to receive these acquisition fees for properties and other real estate related assets acquired with funds raised in our initial offering even though such acquisitions were completed after the expiration of the advisory agreement. These fees were payable if our former advisor or one of its affiliates rendered services to us in connection with the investigation, selection and acquisition of properties or real estate related assets. For the year ended December 31, 2009, we incurred $10,738,000 in acquisition fees to our former advisor and its affiliates.

Reimbursement of Acquisition Expenses

Our former advisor or its affiliates were reimbursed for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. Acquisition expenses, excluding amounts paid to third parties, could not exceed 0.5% of the purchase price of the properties. The reimbursement of acquisition fees and expenses, including real estate commissions paid to unaffiliated parties, could not exceed, in the aggregate, 6.0% of the purchase price or total development costs, unless fees in excess of such limits were approved by a majority of our disinterested independent directors. For the year ended December 31, 2009, we did not incur any such expenses to our former advisor and its affiliates.

Asset Management Fee

Pursuant to the advisory agreement, as amended effective as of October 24, 2008, the monthly asset management fee we paid to our former advisor in connection with the management of our assets was reduced from one-twelfth of 1.0% to one-twelfth of 0.5% of our average invested assets calculated as of the close of business on the last day of each month, subject to our stockholders receiving annualized distributions in an amount equal to at least 5.0% per annum on average invested capital. For the year ended December 31, 2009, we incurred $3,783,000 in asset management fees to our former advisor and its affiliates.

Property Management Fees

Our former advisor or its affiliates were paid a monthly property management fee equal to 4.0% of the gross cash receipts through August 31, 2009 from each property managed. For properties managed by other third parties besides our former advisor or its affiliates, our former advisor or its affiliates were paid up to 1.0% of the gross cash receipts from the property for a monthly oversight fee. For the year ended December 31, 2009, we incurred $2,289,000 in property management fees and oversight fees to our former advisor and its affiliates.

Lease Fees

Our former advisor or its affiliates, as the property manager, received a separate fee for leasing activities in an amount which could not exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area ranging between 3.0% and 8.0% of gross revenues generated from the initial term of the lease. For the year ended December 31, 2009, we incurred $1,665,000 to Triple Net Properties Realty, Inc. and its affiliates in lease fees.

On-site Personnel and Engineering Payroll

For the year ended December 31, 2009, GERI incurred payroll for on-site personnel and engineering on our behalf of $1,827,000.

Operating Expenses

We reimbursed our former advisor or its affiliates for operating expenses incurred in rendering its services to us, subject to certain limitations on our operating expenses. We could not reimburse our former advisor or affiliates for operating expenses that exceeded the greater of: (1) 2.0% of our average invested assets, as defined in the advisory agreement, or (2) 25.0% of our net income, as defined in the advisory agreement, unless a majority of our independent directors determined that such excess expenses were justified based on unusual and non-recurring factors. For the 12 months ended December 31, 2009, our operating expenses did not exceed this limitation. For the year ended December 31, 2009, GERI incurred on our behalf $35,000 in operating expenses.

Related Party Services Agreement

We entered into a services agreement, effective January 1, 2008, with GERI for subscription agreement processing and investor services. The services agreement had an initial one year term and was automatically renewed for successive one year terms. Since GERI is the managing member of our former advisor, the terms of this agreement were approved and determined by a majority of our directors, including a majority of our independent directors, as fair and reasonable to us and at fees charged to us in an amount no greater than the cost to GERI for providing such services to us, which amount shall be no greater than that which would be paid to an unaffiliated third party for similar services. On March 17, 2009, GERI provided notice of its termination of the services agreement. The termination was to be effective September 20, 2009; however as part of our transition to self-management, we worked with DST Systems, Inc. to serve as our transfer agent and to provide subscription processing and investor relations services which became effective on August 10, 2009. Accordingly, the services agreement with GERI terminated on August 9, 2009. For the year ended December 31, 2009, we incurred $177,000 for investor services that GERI provided to us.

Compensation for Additional Services

Our former advisor or its affiliates were paid for services performed for us other than those required to be rendered by our former advisor or its affiliates under the advisory agreement. The rate of compensation for these services had to be approved by a majority of our Board of Directors, including a majority of our independent directors, and could not exceed an amount that would be paid to unaffiliated third parties for similar services. For the year ended December 31, 2009, we did not incur any such additional compensation.

Liquidity Stage

Disposition Fee

We paid no disposition fees to our former advisor under the terms of our advisory agreement. In addition, we have no obligation to pay any disposition fees to our former advisor in the future.

Subordinated Distribution upon Termination

Upon termination of the advisory agreement, other than a termination by us for cause, our former advisor was entitled to receive, subject to a number of conditions, a distribution from our operating partnership in an amount equal to 15.0% of the amount, if any, by which: (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeded (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the termination date. As of the expiration of our advisory agreement on September 20, 2009, no amounts were due based on foregoing formula.

On November 14, 2008, we entered into an amendment to the partnership agreement for our operating partnership, or the partnership agreement amendment. Pursuant to the terms of the partnership agreement amendment, our former advisor had the ability to elect to defer its right, if applicable, to receive a subordinated distribution from our operating partnership after the termination or expiration of the advisory agreement. Our former advisor has provided us with evidence of its notice to us of its election to defer its right to a subordinated distribution. Our former advisor’s right to receive any deferred subordinated distribution was subject to a number of ongoing conditions. These conditions include, without limitation, that our former advisor fully and reasonably cooperate with us during the course of our transition to self-management. Various issues have arisen with respect to whether our former advisor and its affiliates have fully and reasonably cooperated with us and with our transition to self-management. We have communicated our position to our former advisor that it has not fully and reasonably cooperated with our transition to self-management, and therefore, is not entitled to such deferred subordinated distribution. We are engaged in ongoing discussions with our former advisor to resolve this matter.

The partnership agreement amendment provided that after the termination of the advisory agreement without cause, if there was a listing of our shares of common stock on a national securities exchange or a merger in which our stockholders received in exchange for shares of our common stock shares of a company that are traded on a national securities exchange, our former advisor was entitled to receive a distribution from our operating partnership, subject to a number of conditions, in an amount equal to 15.0% of the amount, if any, by which: (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which our former advisor was entitled to receive an acquisition fee (as described above under Acquisition and Development Stage — Acquisition Fee), or the Included Assets, less any indebtedness secured by the Included Assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the Included Assets, from our inception through the listing date or merger date, as applicable, exceeded (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the Included Assets through the listing date or merger date, as applicable, (excluding any capital raised after the completion of our initial offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, noncompounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

In addition, the partnership agreement amendment provided that after the termination or expiration of our advisory agreement, in the event of a liquidation or sale of all or substantially all of the assets of the operating partnership, our former advisor was entitled to receive, subject to a number of conditions, a distribution in an amount equal to 15.0% of the net proceeds from the sale of the Included Assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the Included Assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the other liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the other liquidity event date. For the year ended December 31, 2009, we did not incur such distribution.

Certain Conflict Resolution Restrictions and Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our directors or their respective affiliates. These restrictions and procedures include, among others, the following:

•	We will not purchase or lease any asset (including any property) in which our directors or any of their affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value.

•	We will not sell or lease assets to any of our directors or any of their affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We will not make any loans to any of our directors or any of their affiliates. In addition, any loans made to us by our directors or any of their affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	We will not invest in any joint ventures with any of our directors or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by other joint ventures.

•	We will not engage in any other transaction with any of our directors or any of their affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP, or Deloitte, to be our independent registered public accounting firm for the fiscal year ending December 31, 2010. A representative of Deloitte is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from the stockholders.

Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment as a matter of good corporate practice. If the stockholders should not ratify the appointment of our independent registered public accounting firm, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
AUDIT AND NON-AUDIT FEES

Deloitte has served as our independent auditors since April 24, 2006 and audited our consolidated financial statements for the years ended December 31, 2009, 2008 and 2007.

The following table lists the fees for services billed by our independent auditors for 2009 and 2008:

Services	2009	2008

Audit Fees(1)	$1,221,000	$448,000
Audit related fees(2)	—	—
Tax fees(3)	77,000	19,000
All other fees	—	—

Total	$1,298,000	$467,000

(1)	Audit fees billed in 2009 and 2008 consisted of the audit of our annual consolidated financial statements, a review of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC, including filings related to our offerings.

(2)	Audit related fees consist of financial accounting and reporting consultations.

(3)	Tax services consist of tax compliance and tax planning and advice.

Pre-Approval Policies

The Audit Committee charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.

All requests or applications for services to be provided by the independent auditor that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditors.

Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The chairperson of the Audit Committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, other than such de minimis amounts, require specific pre-approval by the Audit Committee prior to engagement of Deloitte & Touche. All amounts, other than de minimis amounts not subject to pre-approval, specifically pre-approved by the chairperson of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.

All services rendered by Deloitte for the years ended December 31, 2009 and December 31, 2008 were pre-approved in accordance with the policies and procedures described above.

Auditor Independence

The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the independence of our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee of the Board of Directors of Healthcare Trust of America, Inc. operates under a written charter adopted by the Board of Directors. The role of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the 2009 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of Healthcare Trust of America, Inc.

The Audit Committee reviewed with Deloitte & Touche, LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed by the applicable auditing standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). The Audit Committee has received the written disclosures from the independent registered public accounting firm required by Public Company Accounting Oversight Board (United States) (“PCAOB”) Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC.

The Audit Committee discussed with Deloitte & Touche, LLP the overall scope and plans for the audit. The Audit Committee meets periodically with Deloitte & Touche, LLP, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of Healthcare Trust of America, Inc.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010. This report is provided by the following independent directors, who constitute the Audit Committee:

Maurice J. DeWald, Chairman
W. Bradley Blair, II
Warren D. Fix
Larry L. Mathis
Gary T. Wescombe

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 was mailed to stockholders on or about April 30, 2010. Our Annual Report on Form 10-K is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Ethics, which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our Board of Directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. Stockholders may request a copy of the Code of Ethics, which will be provided without charge, by writing to Healthcare Trust of America, Inc. at The Promenade, 16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, Attention: Secretary. If, in the future, we amend, modify or waive a provision in the Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, www.htareit.com, as necessary.

PROPOSALS FOR 2011 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the 2011 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at The Promenade, 16435 N. Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, Attention: Secretary, no later than [ • ], 2011, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. If a stockholder wishes to present a director nomination or other business proposal at the 2011 Annual Meeting of Stockholders, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than [ • ], 2011 and no later than 5:00 p.m., Eastern Time, on [ • ], 2011. Any stockholder nominations or proposals not received by us by [ • ], 2011, will be considered untimely and, if presented at the 2011 Annual Meeting of Stockholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) promulgated under the Exchange Act. We presently anticipate holding the 2011 Annual Meeting of Stockholders in [ • ] 2011.

OTHER MATTERS

We will mail a proxy card together with this proxy statement to all stockholders of record at the close of business on or about [ • ], 2010. The only business to come before the annual meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the annual meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

It is important that proxies be returned promptly. Therefore, stockholders are urged to date, sign and return the accompanying proxy card in the accompanying return envelope or by fax to (781) 633-4036 or by telephone by dialing toll-free (866) 977-7699 or by the internet at www.eproxy.com/hta.

APPENDIX A

HEALTHCARE TRUST OF AMERICA, INC.

FOURTH ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST:  Healthcare Trust of America, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND:  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

~~NNN~~ Healthcare~~/Office REIT~~ Trust of America, Inc.

ARTICLE II

PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o ~~CSC — Lawyers Incorporating Service Company, 11 East Chase Street~~National Registered Agents, Inc. of MD, 836 Park Avenue, Second Floor, Baltimore, Maryland ~~21202~~21201. The name and address of the resident agent of the Corporation are ~~CSC — Lawyers Incorporating Service Company, 11 East Chase Street~~National Registered Agents, Inc. of MD, 836 Park Avenue, Second Floor, Baltimore, Maryland ~~21202~~21201. The resident agent is a Maryland corporation.

ARTICLE IV

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

Acquisition Expenses.  The term “Acquisition Expenses” shall mean any and all expenses incurred by or on behalf of the Corporation~~, the Advisor,~~ or any ~~Affiliate~~ of  ~~either~~its Affiliates in connection with the selection, evaluation, andacquisition ~~or development~~ of, and investment in, any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses and title insurance premiums.

Acquisition Fee.  The term “Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation ~~or the Advisor~~) in connection with making or investing in Mortgages or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person ~~not affiliated with the Sponsor~~ in connection with the actual development and construction of a project.

~~Advisor or Advisors .  The term “Advisor” or “Advisors” shall mean the Person or Persons, if any, appointed, employed or contracted with by the Corporation pursuant to Section 8.1 hereof and responsible for directing or performing the day-to-day business affairs of the Corporation and the Operating Partnership, including any Person to whom the Advisor subcontracts all or substantially all of such functions~~.

~~Advisory Agreement .  The term “Advisory Agreement” shall mean the agreement between the Corporation, the Operating Partnership and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Corporation and the Operating Partnership.~~

Affiliate or Affiliated.  The term “Affiliate” or “Affiliated” shall mean, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Aggregate Share Ownership Limit.  The term “Aggregate Share Ownership Limit” shall mean not more than 9.8% in value of the aggregate of the outstanding Shares.

Asset.  The term “Asset” shall mean any Property, Mortgage or other investment (other than investments in bank accounts, money market funds or other current assets) owned by the Corporation, directly or indirectly through one or more of its Affiliates, and any other investment made by the Corporation, directly or indirectly through one or more of its Affiliates.

Average Invested Assets.  The term “Average Invested Assets” shall mean, for a specified period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly, in equity interests in and loans secured by real estate (including, without limitation, equity interests in REITs, mortgage pools, commercial mortgage-backed securities and residential mortgage-backed securities), before reserves for depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Beneficial Ownership.  The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Benefit Plan Investor.  The term shall have the meaning providing in Section 2510.3-101 of the Department of Labor regulations or any successor regulation thereto.

Board or Board of Directors.  The term “Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

Business Day.  The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Bylaws.  The term “Bylaws” shall mean the Bylaws of the Corporation, as amended from time to time.

Charitable Beneficiary.  The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.2.6 hereof, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust.  The term “Charitable Trust” shall mean any trust provided for in Section 6.2.1 hereof.

Charitable Trustee.  The term “Charitable Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as Trustee of the Charitable Trust.

Charter.  The term “Charter” shall mean the charter of the Corporation.

~~Code~~Class A Common Stock.  The term “~~Code~~Class A Common Stock” shall have the meaning as provided in ~~Article II~~Section 5.2.5 herein.

~~Commencement of the Initial Public Offering.  The term “Commencement of the Initial Public Offering” shall mean the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering~~.

Class B Common Stock.  The term “Class B Common Stock” shall have the meaning as provided in Section 5.2.5 herein.

Class B-1 Common Stock.  The term “Class B-1 Common Stock” shall have the meaning as provided in Section 5.2.5 herein.

Class B-2 Common Stock.  The term “Class B-2 Common Stock” shall have the meaning as provided in Section 5.2.5 herein.

Class B-3 Common Stock.  The term “Class B-3 Common Stock” shall have the meaning as provided in Section 5.2.5 herein.

Code.  The term “Code” shall have the meaning as provided in Article II herein.

Common Share Ownership Limit.  The term “Common Share Ownership Limit” shall mean not more than 9.8% (in value or in number of Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares.

Common Shares.  The term “Common Shares” shall have the meaning as provided in Section 5.1 herein.

~~Competitive Real Estate Commission.  The term “Competitive Real Estate Commission” shall mean a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property~~.

Construction Fee.  The term “Construction Fee” shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.

Constructive Ownership.  The term “Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Contract Purchase Price.  The term “Contract Purchase Price” shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses.

Corporation.  The term “Corporation” shall have the meaning as provided in Article I herein.

Dealer Manager.  The term “Dealer Manager” shall mean~~NNN~~Realty Capital ~~Corp., a California corporation and an Affiliate of the Corporation~~Securities, LLC, a Delaware limited liability company, or such other Person selected by the Board to act as the dealer manager for an Offering.

Development Fee.  The term “Development Fee” shall mean a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

Director.  The term “Director” shall have the meaning as provided in Section 7.1 herein.

Distributions.  The term “Distributions” shall mean any distributions of money or other property, pursuant to Section 5.5 hereof, by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Effective Time.  The term “Effective Time” shall mean immediately prior to Listing.

ERISA Investor.  Any holder of Shares that is (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, (ii) a plan as defined in Section 4975(e) of the Code (any such employee benefit plan or “plan” as described in clause (i) or this clause (ii) being referred to herein as “Plan”), (iii) a trust which was established pursuant to a Plan, or a nominee for such trust or Plan, or (iv) an entity whose underlying assets include assets of a Plan by reason of such Plan’s investment in such entity.

Excepted Holder.  The term “Excepted Holder” shall mean a Stockholder for whom an Excepted Holder Limit is created by Article VI hereof or by the Board of Directors pursuant to Section 6.1.7.

Excepted Holder Limit.  The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 6.1.7 and subject to adjustment pursuant to Section 6.1.8, the percentage limit established by the Board of Directors pursuant to Section 6.1.7.

Excess Amount.  The term “Excess Amount” shall have the meaning as provided in Section ~~8.10~~8.3 herein.

Exchange Act.  The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Gross Proceeds.  The term “Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Corporation through an Offering, without deduction for Selling Commissions, volume discounts, marketing support fees and due diligence expense reimbursement or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Corporation are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

Indemnitee.  The term “Indemnitee” shall have the meaning as provided in Section 12.2~~(c)~~ herein.

Independent Appraiser.  The term “Independent Appraiser” shall mean a Person with no material current or prior business or personal relationship with the ~~Advisor~~Corporation or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other Assets of the type held by the Corporation. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

Independent Director.  The term “Independent Director” shall mean a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the ~~Sponsor or the Advisor~~Corporation or its Affiliates by virtue of (i) ~~ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Corporation; (ii)~~ employment by the ~~Sponsor, the Advisor~~Corporation or any of  ~~their~~its Affiliates; (~~iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Corporation; (iv~~ii) performance of services, other than as a Director, for the Corporation; ~~(v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor;~~or (~~vi~~iii) maintenance of a material business or professional relationship with the  ~~Sponsor, the Advisor~~Corporation or any of ~~their~~its Affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by the Director from the ~~Sponsor, the Advisor~~Corporation and ~~their~~its Affiliates (excluding fees for serving as a director of the Corporation or other REIT or real estate program that is organized, advised or managed by the ~~Advisor or~~Corporation and its Affiliates) exceeds five percent of either the Director’s annual gross income during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the ~~Sponsor or the Advisor~~Corporation or its Affiliates shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the  ~~Sponsor, the Advisor, any of their Affiliates or the~~ Corporation or its Affiliates.

Initial Date.  The term “Initial Date” shall mean the date on which Shares are first issued in the Corporation’s Initial Public Offering.

~~Initial Investment.  The term “Initial Investment” shall mean that portion of the initial capitalization of the Corporation and the Operating Partnership contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines~~.

Initial Public Offering.  The term “Initial Public Offering” shall mean the  ~~first~~Corporation’s offering and sale of Common Shares pursuant to~~an effective~~a registration statement filed under the Securities Act~~.~~, which became effective with the SEC on September 20, 2006 (Commission File No. 333-133652) and terminated on March 19, 2010.

Invested Capital.  The term “Invested Capital” shall mean the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Corporation to repurchase Shares pursuant to the Corporation’s plan for the repurchase of Shares.

Joint Ventures.  The term “Joint Ventures” shall mean those joint venture or partnership arrangements in which the Corporation or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.

Leverage.  The term “Leverage” shall mean the aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

Listing.  The listing of ~~the~~a class of Common Shares on (i) the ~~New York Stock Exchange~~NYSE, the American Stock Exchange, or the Global Market or the Global Select Market of the Nasdaq Stock Market (or any successor to such entities), or (ii) a national securities exchange (or tier or segment thereof) that has listing standards that the ~~Securities and Exchange Commission~~ SEC has determined by rule are substantially similar to the listing standards applicable to securities described in Section 18(b)(1)(A) of the Securities Act. Upon such Listing, ~~the~~such Common Shares shall be deemed Listed.

Market Price.  The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined in good faith by the Board of Directors.

MGCL.  The term “MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

Mortgages.  The term “Mortgages” shall mean, in connection with mortgage financing provided, invested in, participated in or purchased by the Corporation, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA REIT Guidelines.  The term “NASAA REIT Guidelines” shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, as may be amended from time to time.

Net Assets.  The term “Net Assets” shall mean the total assets of the Corporation (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the Corporation on a basis consistently applied.

Net Income.  The term “Net Income” shall mean for any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

Net Sales Proceeds.  The term “Net Sales Proceeds” shall mean in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Corporation or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Corporation (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Corporation, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Corporation, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Corporation or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Corporation determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Corporation in its sole discretion.

NYSE.  The term “NYSE” shall mean the New York Stock Exchange.

Non-Compliant Tender Offer.  The term “Non-Compliant Tender Offer” shall have the meaning as provided in Section 11.7 herein.

Offering.  The term “Offering” shall mean any offering and sale of Shares.

Operating Partnership.  The term “Operating Partnership” shall mean ~~NNN~~Healthcare~~/Office REIT~~ Trust of America Holdings, ~~L.P.~~LP, a Delaware limited partnership, through which the Corporation may own Assets.

Organizational and Offering Expenses.  The term “Organizational and Offering Expenses” shall mean any and all costs and expenses incurred by and to be paid from the assets of the Corporation in connection with the formation, qualification and registration of the Corporation, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending, supplementing, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Person.  The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the ~~Securities~~ Exchange Act ~~of 1934, as amended~~, and a group to which an Excepted Holder Limit applies.

Preferred Shares.  The term “Preferred Shares” shall have the meaning as provided in Section 5.1 herein.

Prohibited Owner.  The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 6.1.1, would Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

Property or Properties.  The term “Property” or “Properties” shall mean, as the context requires, any, or all, respectively, of the Real Property acquired by the Corporation, directly or indirectly through joint venture arrangements or other partnership or investment interests.

Prospectus.  The term “Prospectus” shall mean the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

Real Property.  The term “Real Property” shall mean land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

Reinvestment Plan.  The term “Reinvestment Plan” shall have the meaning as provided in Section 5.10 herein.

REIT.  The term “REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.

REIT Provisions of the Code.  The term “REIT Provisions of the Code” shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

Restriction Termination Date.  The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Roll-Up Entity.  The term “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction.  The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the Stockholders. Such term does not include:

(a) a transaction involving securities of the Corporation that have been for at least twelve months listed on a national securities exchange; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) Stockholders’ voting rights;

(ii) the term of existence of the Corporation; or

~~(iii) Sponsor or Advisor compensation; or~~

(~~iv~~iii) the Corporation’s investment objectives.

Sale or Sales.  The term “Sale” or “Sales” shall mean (i) any transaction or series of transactions whereby: (A) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Corporation or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Corporation in one or more Assets within 180 days thereafter.

SDAT.  The term “SDAT” shall ~~have the meaning as provided in Section 5.4 herein~~mean the State Department of Assessments and Taxation of Maryland.

SEC.  The term “SEC” shall mean the U.S. Securities and Exchange Commission.

Securities.  The term “Securities” shall mean any of the following issued by the Corporation, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

Securities Act.  The term “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions.  The term “Selling Commissions” shall mean any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to ~~NNN Capital Corp~~the Dealer Manager.

Shares.  The term “Shares” shall mean shares of stock of the Corporation of any class or series, including Common Shares or Preferred Shares.

Soliciting Dealers.  The term “Soliciting Dealers” shall mean those broker-dealers that are members of the ~~National Association of Securities Dealers~~Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

~~Sponsor.  The term “Sponsor” shall mean any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation; (ii) will control, manage or participate in the management of the Corporation, and any Affiliate of any such Person; (iii) takes the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons; (iv) receives a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property; (v) has a substantial number of relationships and contacts with the Corporation; (vi) possesses significant rights to control Properties; (vii) receives fees for providing services to the Corporation which are paid on a basis that is not customary in the industry; or (viii) provides goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.~~

Stockholder List.  The term “Stockholder List” shall have the meaning as provided in Section 11.5 herein.

Stockholders.  The term “Stockholders” shall mean the holders of record of the Shares as maintained in the books and records of the Corporation or its transfer agent.

~~Termination Date~~Tendered Shares.  The term “~~Termination Date” shall mean the date of termination of the Advisory Agreement~~Tendered Shares” shall have the meaning as provided in Section 11.7 herein.

~~Termination Event.  The term “Termination Event” shall mean any termination of the Advisor as advisor to the Corporation or the Operating Partnership under the terms of the Advisory Agreement, other than any termination for “Cause” (as defined in the Advisory Agreement) and other than any termination of the Advisory Agreement due to the occurrence of a Listing.~~

Total Operating Expenses.  The term “Total Operating Expenses” shall mean all costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, that are in any way related to the operation of the Corporation or to corporate business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) Acquisition Fees and Acquisition Expenses; (vii) disposition fees on the Sale of Property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

Transfer.  The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive

Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends on Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

2%/25% Guidelines.  The term “2%/25% Guidelines” shall have the meaning as provided in Section ~~8.10~~8.3 herein.

Unimproved Real Property.  The term “Unimproved Real Property” shall mean Property in which the Corporation has an equity interest that was not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE V

STOCK

Section 5.1  Authorized Shares.  The Corporation has authority to issue 1,200,000,000 Shares, consisting of 1,000,000,000 shares of Common Stock, $0.01 par value per share (“Common Shares”), and 200,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Shares”). The aggregate par value of all authorized Shares having par value is $12,000,000. All Shares shall be fully paid and nonassessable when issued. If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article V, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Corporation has authority to issue.

Section 5.2  Common Shares.

Section 5.2.1  Common Shares Subject to Terms of Preferred Shares.  The Common Shares shall be subject to the express terms of any series of Preferred Shares.

Section 5.2.2  Description.  Subject to the provisions of Article VI and except as may otherwise be specified in the terms of any class or series of Common Shares, each Common Share shall entitle the holder thereof to one vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 11.2 hereof. Shares of a particular class of Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Board may classify or reclassify any unissued Common Shares from time to time in one or more classes or series of Shares; provided, however, that, until Listing, the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

Section 5.2.3  Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Corporation, the aggregate assets available for distribution to holders of the Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with each other holder of Common Shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding Common Shares of such class held by such holder bears to the total number of outstanding Common Shares of such class then outstanding.

Section 5.2.4  Voting Rights.  Except as may be provided otherwise in the Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders.

Section 5.2.5  Classification.  At the Effective Time, 700,000,000 Common Shares shall be classified as Class A Common Stock (the “Class A Common Stock”), 100,000,000 Common Shares shall be classified as Class B-1 Common Stock (the “Class B-1 Common Stock”), 100,000,000 Common Shares shall be classified as Class B-2 Common Stock (the “Class B-2 Common Stock”), and 100,000,000 Common Shares shall be classified as Class B-3 Common Stock (the “Class B-3 Common Stock” and, together with the Class B-1 Common Stock and Class B-2 Common Stock, the “Class B Common Stock”). Eighteen (18) months following the date of Listing of the Class A Common Stock, all authorized but unissued shares of Class B Common Stock shall automatically be reclassified as Class A Common Stock.

Section 5.2.6  Conversion.

(a) At the Effective Time, each Common Share which was issued and outstanding immediately prior to the Effective Time shall be converted into 1/4 of a share of Class A Common Stock, 1/4 of a share of Class B-1 Common Stock, 1/4 of a share of Class B-2 Common Stock, and 1/4 of a share of Class B-3 Common Stock, the Class A Common Stock, Class B-1 Common Stock, Class B-2 Common Stock, and Class B-3 Common Stock having the respective preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions set forth herein.

(b) The Class A Common Stock is not convertible into or exchangeable for any other property or securities of the Company. Each issued and outstanding share of Class B Common Stock shall, automatically and without any action on the part of the holder thereof, convert into one (1) share of Class A Common Stock as follows: (a) six (6) months following the date of Listing of the Class A Common Stock, in the case of the Class B-1 Common Stock; (b) the earlier of (x) twelve (12) months following the date of Listing and (y) such earlier date as may be determined by the Board, but not earlier than six (6) months following the date of Listing of the Class A Common Stock, in the case of the Class B-2 Common Stock; and (c) the earlier of (x) eighteen (18) months following the date of Listing of the Class A Common Stock and (y) such earlier date as may be determined by the Board, but not earlier than six (6) months following the date of Listing of the Class A Common Stock, in the case of the Class B-3 Common Stock.

Section 5.2.7  General.  Except as set forth in Section 5.2.6, the Class A Common Stock and Class B Common Stock shall have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption.

Section 5.3  Preferred Shares.  The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series of Shares; provided, however, that, until Listing, the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

Section 5.4  Classified or Reclassified Shares.  Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the ~~State Department of Assessments and Taxation of Maryland (“~~SDAT~~”)~~. Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document.

Section 5.5  Dividends and Distributions.  The Board of Directors may from time to time authorize the Corporation to declare and pay to Stockholders such dividends or Distributions, in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to authorize the Corporation to declare and pay such dividends and Distributions as shall be necessary for the Corporation to qualify as a REIT under the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until authorized by the Board and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section 5.5 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Until Listing, distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter or distributions in which (i) the Board advises each Stockholder of the risks associated with direct ownership of the property, (ii) the Board offers each Stockholder the election of receiving such in-kind distributions, and (iii) in-kind distributions are made only to those Stockholders that accept such offer.

Section 5.6  Charter and Bylaws.  The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

Section 5.7  No Issuance of Share Certificates.  Until Listing, the Corporation shall not issue share certificates. A Stockholder’s investment shall be recorded on the books of the Corporation. To transfer his or her Shares, a Stockholder shall submit an executed form to the Corporation, which form shall be provided by the Corporation upon request. Such transfer will also be recorded on the books of the Corporation. Upon issuance or transfer of Shares, the Corporation will provide the Stockholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MGCL or other applicable law.

Section 5.8  Suitability of Stockholders.  Until Listing, the following provisions shall apply:

Section 5.8.1  Investor Suitability Standards.  Subject to suitability standards established by individual states, to become a Stockholder in the Corporation, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time:

(a) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $~~45,000~~70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $~~45,000~~70,000; or

(b) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $~~150,000~~250,000.

Section 5.8.2  Determination of Suitability of Sale.  The Corporation and each Person selling Shares on behalf of the Corporation shall make every reasonable effort to determine that the purchase of Shares by Stockholders is a suitable and appropriate investment for such Stockholder. In making this determination, the Corporation or each Person selling Shares on behalf of the Corporation shall ascertain that the prospective

Stockholder: (a) meets the minimum income and net worth standards established for the Corporation; (b) can reasonably benefit from the Corporation based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; and (5) the tax consequences of the investment.

The Corporation or each Person selling Shares on behalf of the Corporation shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment ~~experiences~~experience, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Corporation or each Person selling Shares on behalf of the Corporation shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. Each Person selling Shares on behalf of the Corporation shall maintain these records for at least six years.

Section 5.8.3  Minimum Initial Investment.  Until a Listing, subject to certain individual state requirements, the minimum initial investment shall be 100 Shares.

Section 5.9  Repurchase of Shares.  The Board may establish, from time to time, a program or programs by which the Corporation voluntarily repurchases Shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operations of the Corporation. The ~~Sponsor, Advisor,~~ members of the Board or any Affiliates thereof may not receive any fees arising out of the repurchase of Shares by the Corporation.

Section 5.10  Distribution Reinvestment Plans.  The Board may establish, from time to time, a Distribution reinvestment plan or plans (each, a “Reinvestment Plan”). Under any such Reinvestment Plan, (i) all material information regarding Distributions to the Stockholders and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the Stockholders not less often than annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (i) above.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 6.1  Shares.

Section 6.1.1  Ownership Limitations.  During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 6.3:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially or Constructively Own Shares to the extent that such Beneficial or Constructive Ownership of Shares would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the

Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Transfer in Trust.  If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 6.1.1(a)(i) or (ii),

(i) then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 6.1.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 6.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.1.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.1.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Section 6.1.2  Remedies for Breach.  If the Board of Directors or its designee (including any duly authorized committee of the Board) shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 6.1.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any Shares in violation of Section 6.1.1 (whether or not such violation is intended), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.1.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or its designee.

Section 6.1.3  Notice of Restricted Transfer.  Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 6.1.1(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 6.1.1(b), shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 6.1.4  Owners Required To Provide Information.  From the Initial Date and prior to the Restriction Termination Date:

(a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of Shares and other Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein; and

(b) each Person who is a Beneficial or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the

Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 6.1.5  Remedies Not Limited.  Subject to Section 7.10 hereof, nothing contained in this Section 6.1 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Stockholders in preserving the Corporation’s status as a REIT.

Section 6.1.6  Ambiguity.  In the case of an ambiguity in the application of any of the provisions of this Section 6.1, Section 6.2 or any definition contained in Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Section 6.1 or Section 6.2 with respect to any situation based on the facts known to it. In the event Section 6.1 or 6.2 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article IV or Sections 6.1 or 6.2. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.1.2) acquired Beneficial or Constructive Ownership of Shares in violation of Section 6.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 6.1.7  Exceptions.

(a) Subject to Section 6.1.1(a)(ii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such Shares will violate Section 6.1.1(a)(ii);

(ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.1.1 through 6.1.6) will result in such Shares being automatically transferred to a Charitable Trust in accordance with Sections 6.1.1(b) and 6.2.

(b) Prior to granting any exception pursuant to Section 6.1.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 6.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or

Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

Section 6.1.8  Increase in Aggregate Share Ownership and Common Share Ownership Limits.  Subject to Section 6.1.2(a)(ii), the Board of Directors may from time to time increase the Common Share Ownership Limit and the Aggregate Share Ownership Limit for one or more Persons and decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for all other Persons; provided, however, that the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will not be effective for any Person whose percentage ownership in Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit until such time as such Person’s percentage of Share equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.

Section 6.1.9  Legend.  Any certificate representing Shares shall bear substantially the following legend:

The Shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and for certain other purposes under the Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own Common Shares of the Corporation in excess of 9.8% (in value or number of Shares) of the outstanding Common Shares of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Shares of the Corporation in excess of 9.8% of the value of the total outstanding Shares of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person may Transfer Shares if such Transfer would result in Shares of the Corporation being owned by fewer than 100 Persons; and (v) Beneficially Own Shares of the Corporation that would result in 25% or more of any class of Shares of the Corporation being Beneficially Owned by one or more ERISA Investors. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Shares which cause or will cause a Person to Beneficially or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge. In the case of uncertificated Shares, the Corporation will send the holder of such Shares a written statement of the information otherwise required on certificates upon request.

Section 6.2  Transfer of Shares in Trust.

Section 6.2.1  Ownership in Trust.  Upon any purported Transfer or other event described in Section 6.1.1(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 6.1.1(b). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.2.6.

Section 6.2.2  Status of Shares Held by the Charitable Trustee.  Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares of the Corporation. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

Section 6.2.3  Dividend and Voting Rights.  The Charitable Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Corporation that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or Distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that Shares have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 6.2.4  Sale of Shares by Charitable Trustee.  Within 20 days of receiving notice from the Corporation that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.2.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and Distributions which have been paid to the

Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.2.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 6.2.5  Purchase Right in Shares Transferred to the Charitable Trustee.  Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.2.3 of this Article VI. The Corporation may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 6.2.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 6.2.6  Designation of Charitable Beneficiaries.  By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 6.1.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 6.3.  Restrictions on Ownership and Transfer of Shares by Benefit Plans.

Section 6.3.1.  Ownership Limitations.  Notwithstanding any other provisions in the Charter, if and to the extent that any class or series of Shares do not constitute “publicly offered securities” (as defined in Section 2510.3-101 of the Department of Labor regulations, or any successor regulation thereto), then Benefit Plan Investors may not, on any date, hold, individually or in the aggregate, 25% or more of the value of such class or series of Shares. For purposes of determining whether Benefit Plan Investors hold, individually or in the aggregate, 25% or more of the value of such class or series of Shares, the value of Shares of such class held by any director or officer of the Corporation, or any other Person who has discretionary authority or control with respect to the assets of the Corporation, ~~or the Advisor or its affiliates,~~ as defined in the Plan Asset Regulations, shall be disregarded.

Section 6.3.2.  Remedies for Violations by Benefit Plan Investors.  If the Board or its designee (including any duly authorized committee of the Board) shall at any time determine in good faith that (a) a Transfer or other event has taken place that results in a violation of Section 6.3.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor or (b) that a Person intends to acquire or has attempted to acquire or hold Shares in a manner that will result in a violation of Section 6.3.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, the Board of directors or its designee shall take such action as it deems advisable to mitigate, prevent or cure the consequences that might result to the Corporation from such Transfer or other event, including, without limitation, refusing to give effect to or preventing such Transfer or event through redemption of such Shares or refusal to give effect to the Transfer or event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event.

Section 6.3.3.  Information on Benefit Plan Status.  Any Person who acquires or attempts or intends to acquire or hold Shares shall provide to the Corporation such information as the Corporation may request in order to determine whether such acquisition or holding has resulted or will result a in violation of Section 6.3.1 or otherwise has resulted or will result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, including the name and address of any Person for whom a nominee holds Shares and whether the underlying assets of such Person include assets of any Benefit Plan Investor.

Section 6.4  Settlement.  Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

Section 6.5  Enforcement.  The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

Section 6.6  Non-Waiver.  No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 7.1  Number of Directors.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of Directors of the Corporation (the “Directors”) shall be ~~five~~six, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that the total number of Directors shall not be fewer than three nor more than 15. A majority of the Board will be Independent Directors except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of such Independent Director’s successor. ~~The names of the Directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:~~

~~Scott D. Peters~~
~~W. Bradley Blair, II~~
~~Maurice J. DeWald~~
~~Warren D. Fix~~
~~Gary T. Wescombe~~

~~These Directors may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors prior to the first annual meeting of Stockholders in the manner provided in the Bylaws.~~

The Corporation elects~~, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the MGCL,~~ that, except as may be provided by the Board of Directors in setting the terms of any class or series of Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. Notwithstanding the foregoing sentence, Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

Section 7.2  Experience.  Until Listing, each Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation~~.~~ and at least one of the Independent Directors shall have three years of relevant real estate experience.

Section 7.3  Committees.  The Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee are Independent Directors.

Section 7.4  Term; Current Board.  Except as may otherwise be provided in the terms of any Preferred Shares issued by the Corporation, each Director shall hold office for one year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms. The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are as follows:

Scott D. Peters
W. Bradley Blair, II
Maurice J. DeWald
Warren D. Fix
Larry L. Mathis
Gary T. Wescombe

Section 7.5  Fiduciary Obligations.  The Directors and ~~the Advisor~~officers serve in a fiduciary capacity to the Corporation and have a fiduciary duty to the Stockholders of the Corporation~~, including, with respect to the Directors, a specific fiduciary duty to supervise the relationship of the Corporation with the Advisor.~~

Section 7.6  Extraordinary Actions.  Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 7.7  Authorization by Board of Stock Issuance.  The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 7.8  Preemptive Rights and Appraisal Rights.  Except as may be provided by the Board of Directors in setting the terms of classified or reclassified Shares pursuant to Section 5.4 or as may otherwise be provided by contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other security of the Corporation which it may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 7.9  Determinations by Board.  The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or Distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any Shares; the number of Shares of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the

Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 7.10  REIT Qualification.  ~~If the Corporation elects to qualify for federal income tax treatment as a REIT,~~ The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; provided, however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification. No Director, officer, employee or agent of the Corporation shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 12.2 hereof.

Section 7.11  Resignation; Removal of Directors.  Any Director may resign by delivering notice to the Board of Directors, effective upon delivery to the Board of Directors of such notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of Directors.

Section 7.12~~.~~  Ratification of
the Third
Fourth Articles of Amendment and Restatement by the Independent Directors.  These ~~Third~~Fourth Articles of Amendment and Restatement ~~will be~~have been reviewed and ratified by a majority of the Independent Directors at ~~or before the first~~a meeting of the Board of Directors consisting of a majority of Independent Directors.

ARTICLE VIII

~~ADVISOR~~FEES; EXPENSES

~~Section 8.1  Appointment and Initial Investment of Advisor.  The Board is responsible for setting the general policies of the Corporation and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Corporation. However, the Board is not required personally to conduct the business of the Corporation, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an Initial Investment of (i) $2,000 in the Corporation and (ii) $200,000 in the Operating Partnership. The Advisor or any such Affiliate may not sell this Initial Investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates. The Advisor has also been granted a subordinated participation interest in the Operating Partnership in connection with its capital contribution.~~

~~Section 8.2  Supervision of Advisor.  The Board shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Corporation are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Corporation at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is~~

~~reasonable in relation to the nature and quality of services performed and the investment performance of the Corporation and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as (i) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Assets, (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation, (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business, (v) the quality and extent of service and advice furnished by the Advisor, (vi) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (vii) the quality of the Assets relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that it deems relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.~~

~~Section 8.3  Fiduciary Obligations.  The Advisor shall have a fiduciary responsibility and duty to the Corporation and to the Stockholders.~~

~~Section 8.4  Affiliation and Functions.  The Board, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.~~

~~Section 8.5  Termination.  Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Corporation and the Board in making an orderly transition of the advisory function.~~

~~Section 8.6  Disposition Fees on Sale of Property.  Unless otherwise provided in any resolution adopted by the Board of Directors, the Corporation may pay the Advisor a disposition fee upon the Sale of one or more Properties, in an amount equal to the lesser of (i) one-half of the Competitive Real Estate Commission, or (ii) three percent of the contracted for sales price of such Property or Properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties, as determined by a majority of the Independent Directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to six percent of the contracted for sales price of such Property or Properties.~~

Section ~~8.7~~8.1  Incentive Fees.  ~~Unless otherwise provided in any resolution adopted by the Board of Directors,~~ The Corporation may pay ~~the Advisor~~any Person an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the Sale of Assets shall be considered presumptively reasonable prior to Listing if it does not exceed 15% of the balance of such net proceeds remaining after payment to Stockholders, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to at least six percent (6%) of the Invested Capital per annum cumulative. ~~In~~ The ~~case~~payment of Incentive Fees to multiple~~Advisors, such Advisor and any of their Affiliates~~Persons shall be allowed ~~such fees~~provided that such fees are distributed by a proportional method reasonably designed to reflect the value added to the Corporation’s assets by each respective ~~Advisor or any Affiliate~~Person.

Section ~~8.8~~8.2  Organizational and Offering Expenses Limitation.  ~~Unless otherwise provided in any resolution adopted by the Board of Directors, the Corporation shall reimburse the Advisor and its Affiliates for Organizational and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that~~ The total amount of all Organizational and Offering Expenses shall be reasonable and shall in no event prior to Listing exceed 15% of the Gross Proceeds of each Offering.

~~Section 8.9  Acquisition Fees.  Unless otherwise provided in any resolution adopted by the Board of Directors, the Corporation may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in Assets; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to six percent of the Contract Purchase Price, or, in the case of a Mortgage, six percent of the funds advanced; provided, further, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.~~

Section ~~8.10~~8.3  ~~Reimbursement for~~ Total Operating Expenses.  ~~Unless otherwise provided in any resolution adopted by the Board of Directors, the Corporation may reimburse the Advisor, at the end of each fiscal quarter, for~~Prior to Listing, the Corporation’s Total Operating Expenses ~~incurred by the Advisor; provided, however, that the Corporation shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the~~during anyfour consecutive fiscal quarters ~~then ended,~~shall not exceed the greater of ~~two percent~~2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. The Independent Directors shall have the responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount which the Independent Directors conclude was justified ~~and reimbursable to the Advisor~~, there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. ~~In the event that the Independent Directors do not determine that excess expenses are justified, the Advisor shall reimburse the Corporation the amount by which the expenses exceeded the 2%/25% Guidelines.~~

~~Section 8.11  Reimbursement Limitation.  The Corporation shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.~~

Section 8.4  Acquisition Fees and Expenses.  The total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and prior to Listing shall not exceed an amount equal to 6% of the Contract Purchase Price, or, in the case of a Mortgage, 6% of the funds advanced; provided, further, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 8.5  Total Fees and Expenses.  The Independent Directors are responsible for reviewing the fees and expenses of the Corporation at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board.

ARTICLE IX

INVESTMENT POLICIES AND LIMITATIONS

Section 9.1  Review of Investment Policies.  The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

Section 9.2  Certain Permitted Investments.  Until ~~such time as the Common Shares are Listed~~Listing, the following investment limitations shall apply:

(a) The Corporation may invest in Assets, as defined in Article IV hereof.

(b) The Corporation may invest in Joint Ventures with ~~the Sponsor, Advisor~~, one or more Directors or any Affiliate, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Corporation and on substantially the same terms and conditions as those received by the other joint venturers.

(c) Subject to any limitations in Section 9.3, the Corporation may invest in equity securities only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

Section 9.3  Investment Limitations.  Until ~~such time as the Common Shares are Listed~~Listing, the following investment limitations shall apply. In addition to other investment restrictions imposed by the Board from time to time, consistent with the Corporation’s objective of qualifying as a REIT, the following shall apply to the Corporation’s investments:

(a) Not more than ten percent of the Corporation’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(b) The Corporation shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Corporation’s ordinary business of investing in real estate assets and mortgages.

(c) The Corporation shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the ~~Advisor, Sponsor~~officers, Directors~~,~~ or any Affiliates thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Corporation’s records for at least five years and shall be available for inspection and duplication by any Stockholder for a reasonable charge. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(d) The Corporation shall not make or invest in any Mortgage, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

(e) The Corporation shall not invest in indebtedness secured by a mortgage on real property which is subordinate to the lien or other indebtedness of ~~the Advisor,~~ any officer, Director~~, the Sponsor~~ or~~any~~ Affiliate of the Corporation.

(f) The Corporation shall not issue (A) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Corporation pursuant to any repurchase plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (B) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) equity Securities on a deferred payment basis or under similar arrangements; or (D) options or warrants to the ~~Advisor,~~officers, the Directors~~, Sponsor~~ or any Affiliate thereof except on the same terms as such options or warrants are sold to the general public. Options or warrants may be issued to Persons other than the ~~Advisor,~~officers, the Directors~~, Sponsor~~ or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the ~~Advisor,~~officers, the Directors, ~~Sponsor~~ or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant. The voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

(g) A majority of the Directors or of the members of a duly authorized committee of the Board of Directors shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset. If a majority of the Independent Directors on the Board of Directors or such duly authorized committee determine, or if the Asset is acquired from ~~the Advisor~~an officer, a Director~~, the Sponsor~~ or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Directors.

(h) The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage in relation to Net Assets shall not exceed 300%. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent Directors. Any such excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Corporation following such borrowing, along with justification for such excess.

(i) The Corporation will continually review its investment activity to attempt to ensure that it is not classified as an “investment company” under the Investment Company Act of 1940, as amended.

(j) The Corporation will not make any investment that the Corporation believes will be inconsistent with its~~objectives of qualifying and~~objective of remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Corporation.

(k) The Corporation shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

(l) The Corporation shall not engage in the business of underwriting or the agency distribution of securities issued by other Persons.

ARTICLE X

CONFLICTS OF INTEREST

Section 10.1  Sales and Leases to Corporation.  The Corporation may purchase or lease an Asset or Assets from ~~the Sponsor, the Advisor~~an officer, a Director or any Affiliate thereof upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the Asset to such ~~Sponsor, Advisor~~officer, Director or Affiliate, or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any Property to the Corporation exceed its current appraised value.

Section 10.2  Sales and Leases to ~~the Sponsor, Advisor~~Officers, Directors or Affiliates.  An ~~Advisor, Sponsor~~officer, Director or Affiliate thereof may purchase or lease Assets from the Corporation if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation. In no event shall the purchase price of any Property purchased from the Corporation by an ~~Advisor, Sponsor~~officer, Director or Affiliate thereof be less than its current appraised value.

Section 10.3  Other Transactions.

(a) The Corporation shall not engage in any other transaction with ~~the Sponsor, the Advisor~~an officer, a Director or any Affiliates thereof unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions not less favorable to the Corporation than those available from unaffiliated third parties.

(b) The Corporation shall not make loans to ~~the Sponsor, the Advisor~~an officer, a Director or any Affiliates thereof except Mortgages pursuant to Section 9.3(c) hereof or loans to wholly owned subsidiaries of the Corporation. The ~~Sponsor, Advisor,~~officers, the Directors and any Affiliates thereof shall not make loans to the Corporation, or to joint ventures in which the Corporation is a co-venturer, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Corporation than comparable loans between unaffiliated parties.

ARTICLE XI

STOCKHOLDERS

Section 11.1  Meetings.  There shall be an annual meeting of the Stockholders, to be held on such date and at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. The holders of a majority of Shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors. A quorum shall be 50% of the then outstanding Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president or by a majority of the Directors or a majority of the Independent Directors, and prior to Listing shall be called by an officer of the Corporation upon written request of Stockholders holding in the aggregate not less than ten percent of the outstanding Shares entitled to be voted on any issue proposed to be considered at any such special meeting. Notice of any special meeting of Stockholders shall be given as provided in the Bylaws, and the special meeting shall be held not less than 15 days nor more than 60 days after the delivery of such notice. If the meeting is called by written request of Stockholders as described in this Section 11.1, the special meeting shall be held at the time and place specified in the Stockholder request; provided, however, that if none is so specified, at such time and place convenient to the Stockholders. If there are no Directors, the officers of the Corporation shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

Section 11.2  Voting Rights of Stockholders.  Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board, as provided in Sections 11.1, 7.4 and 7.11 hereof; (b) amendment of the Charter as provided in Article XIII hereof, without the necessity for the concurrence by the Board; (c) liquidation or dissolution of the Corporation, without the necessity for the concurrence by the Board; (d) merger or consolidation of the Corporation, or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not prior to Listing (i) amend the Charter to materially and adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in property; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of business; or (v) cause the merger or reorganization of the Corporation.

Section 11.3  Voting Limitations on Shares Held by ~~the Advisor,~~ Directors and Affiliates.  With respect to Shares owned by ~~the Advisor,~~ any Director~~,~~ or any of their Affiliates, neither ~~the Advisor, nor~~ such Director(s)~~,~~ nor any of their Affiliates may prior to Listing vote or consent on matters submitted to the Stockholders regarding the removal of ~~the Advisor,~~such Director(s) or any of their Affiliates or any transaction between the Corporation and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which ~~the Advisor,~~ such Director(s) and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

Section 11.4  Right of Inspection.  Any Stockholder and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 11.5  Access to Stockholder List.  An alphabetical list of the names, addresses and telephone numbers of the Stockholders, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and prior to Listing shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Corporation upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten days of receipt by the Corporation of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Corporation may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.

If ~~the Advisor~~an officer or the Board neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the ~~Advisor~~officer and/or the Board, as the case may be, shall be liable to any Stockholder requesting the list for the costs, including reasonable attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Corporation. The Corporation may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Corporation. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

Section 11.6  Reports.  Prior to Listing, the Directors, including the Independent Directors, shall take reasonable steps to~~insure~~ensure that the Corporation shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held Securities within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ~~ending after the Commencement of the Initial Public Offering~~ that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the ~~aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation; (iv) the~~ Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (~~v~~iv) a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of its Stockholders and the basis for such determination; and (~~vi~~v) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation, Directors, ~~Advisors, Sponsors~~officers and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

Section 11.7  Tender Offers.  If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent of the outstanding Shares; provided, however, that, unless otherwise required by the Exchange Act, such documents are not required to be filed with the SEC. In addition, any such Person must provide notice to the Corporation at least ten business days prior to initiating any such tender offer. If any Person initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Corporation, in its sole discretion, shall have the right to redeem such non-compliant Person’s Shares and any Shares acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) the price then being paid per Share of Common Stock purchased in the Corporation’s latest Offering at full purchase price (not discounted for commission reductions or for reductions in sale price permitted pursuant to the Reinvestment Plan), (ii) the fair market value of the Shares as determined by an independent valuation obtained by the Corporation or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Corporation may purchase such Tendered Shares upon delivery of the purchase price to the Person initiating such Non-Compliant Tender Offer and, upon such delivery, the Corporation may instruct any transfer agent to transfer such purchased Shares to the Corporation. In addition, any Person who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Corporation in connection with the enforcement of the provisions of this Section 11.7, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Corporation. The Corporation maintains the right to offset any such expenses against the dollar amount to be paid by the Corporation for the purchase of Tendered Shares pursuant to this Section 11.7. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 11.7 shall be of no force or effect with respect to any Shares that are then Listed.

ARTICLE XII

LIABILITY LIMITATION AND INDEMNIFICATION

Section 12.1  Limitation of Stockholder Liability.  No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Corporation’s assets or the affairs of the Corporation by reason of his being a Stockholder.

Section 12.2  Limitation of Director and Officer Liability; Indemnification.

(a) Subject to the conditions set forth under Maryland law or in paragraph (c) or (d) below, no Director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages. Neither the amendment nor repeal of this Section 12.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 12.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b) Subject to the conditions set forth under Maryland law or in paragraph (c) or (d) below, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity~~,~~ or (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity ~~or (iii) the Advisor of any of its Affiliates acting as an agent of the Corporation~~. The Corporation may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Board may take such action as is necessary to carry out this Section 12.2(b). No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(c) Prior to Listing, notwithstanding anything to the contrary contained in paragraph (a) or (b) above, the Corporation shall not provide for indemnification of a Director~~, the Advisor or any Affiliate of the Advisor~~ (the “Indemnitee”) for any liability or loss suffered by ~~any of them~~him or her and the Corporation shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation;

(ii) The Indemnitee was acting on behalf of or performing services for the Corporation;

(iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director)~~, the Advisor or an Affiliate of the Advisor~~ or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and

(iv) Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(d) Prior to Listing, notwithstanding anything to the contrary contained in paragraph (a) or (b) above, the Corporation shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the ~~Securities and Exchange Commission~~SEC and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

Section 12.3  Payment of Expenses.  Prior to Listing, the Corporation shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (ii) the Indemnitee provides the Corporation with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Section 12.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. ~~Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the MGCL or any successor statute.~~

Section 12.4  Express Exculpatory Clauses in Instruments.  Neither the Stockholders nor the Directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being Stockholders, Directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

ARTICLE XIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (1) any amendment which would adversely affect the rights, preferences and privileges of the Stockholders and (2) any amendment to Sections 7.2, 7.5 and 7.11 of Article VII, Article IX, Article X, Article XII and Article XIV hereof and this Article XIII (or any other amendment of the Charter that would have the effect of amending such sections).

ARTICLE XIV

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction prior to Listing, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Appraiser. The Corporation’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Corporation and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a Prospectus used to offer securities of the Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement. In connection with a proposed Roll-Up Transaction prior to Listing, the Person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Stockholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the net assets of the Corporation.

The Corporation is prohibited from participating in any proposed Roll-Up Transaction prior to Listing:

(a) that would result in the Stockholders having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.1 and 11.2 hereof;

(b) that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(c) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 11.4 and 11.5 hereof; or

(d) in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is not approved by the Stockholders.

THIRD:  The amendment to and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

FOURTH:  The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH:  The name and address of the Corporation’s current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH:  The number of directors of the Corporation and the names of those currently in office are as set forth in Article VII of the foregoing amendment and restatement of the charter.

SEVENTH:  The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was 1,200,000,000, consisting of 1,000,000,000 shares of Common Stock, $0.01 par value per share, and 200,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $12,000,000.

EIGHTH:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter of the Corporation is 1,200,000,000, consisting of 1,000,000,000 shares of Common Stock, $0.01 par value per share, and at the Effective Time (as defined in the foregoing amendment and restatement of the charter), 700,000,000 will be classified as Class A Common Stock, 100,000,000 shares will be classified as Class B-1 Common Stock, 100,000,000 will be classified as Class B-2 Common Stock, and 100,000,000 will be classified as Class B-3 Common Stock, and 200,000,000 shares of Preferred Stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $12,000,000.

NINTH:  The undersigned Chief Executive Officer acknowledges these Fourth Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Fourth Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this          day of          , 2010.

ATTEST:	HEALTHCARE TRUST OF AMERICA, INC.

(SEAL)
Name: Kellie S. Pruitt Title: Secretary	Name: Scott D. Peters Title: Chief Executive Officer

HEALTHCARE TRUST OF AMERICA, INC.
ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 8, 2010
PROXY CARD
Solicited by the Board of Directors
Please Vote by December 7, 2010
          The undersigned stockholder of Healthcare Trust of America, Inc., a Maryland corporation, hereby appoints Scott D. Peters and Kellie S. Pruitt, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2010 Annual Meeting of Stockholders of Healthcare Trust of America, Inc. to be held on December 8, 2010 at 9:00 a.m. local time, at The Westin Kierland Resort & Spa, 6902 East Greenway Parkway, Scottsdale, Arizona 85254, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.
          The votes entitled to be cast by the undersigned will be cast as instructed below. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the annual meeting or any adjournment or postponement thereof, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 8, 2010: The proxy statement, proxy card and 2009 annual report are available at www.eproxy.com/hta.
          The Board of Directors recommends a vote “For” all Proposals. If this proxy is duly executed and returned and no voting instructions are given, such proxy will be voted “For” Proposal Nos. 1(A), 1(B), 1(C), 1(D), 1(E) and 1(F), “For All Nominees” named in Proposal 2, and “For” Proposal No. 3.
1.	For the proposed amendments to our charter:

Listing Related Amendments

(A) For the amendments to reclassify and convert our common stock immediately prior to a listing on a national securities exchange.
☐ For                           ☐ Against                            ☐ Abstain
(B) For the amendments to provide that certain provisions of our charter will not remain in effect in the event our shares are listed on a national securities exchange.
☐ For                            ☐ Against                           ☐ Abstain
Self-Management Related and Other Amendments

(C) For the amendments to reflect self-management.
☐ For                          ☐ Against                          ☐ Abstain
(D) For the amendments to require compliance with the SEC’s tender offer regulations under the Exchange Act for any tender offer made for our shares regardless of the size of the tender offer.
☐ For                           ☐ Against                          ☐ Abstain

(E) For the amendments requested by state securities administrators.
☐ For                            ☐ Against                           ☐ Abstain
(F) For ministerial revisions and clarifications.
☐ For                           ☐ Against                            ☐ Abstain
2.	For the election of the six directors listed below to serve until the 2011 annual meeting of stockholders and until their successors are duly elected and qualify.

☐ For All Nominees	☐ Withhold All	☐ For All Except*
(01) Scott D. Peters	(02) W. Bradley Blair, II	(03) Maurice J. DeWald
(04) Warren D. Fix	(05) Larry L. Mathis	(06) Gary T. Wescombe

* To withhold authority to vote for any individual nominee(s) write the number of the nominee(s) in the box to the right.
3.	For ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2010.
☐ For                           ☐ Against                           ☐ Abstain
Please check box at right if you plan on attending the Annual Meeting of Stockholders on December 8, 2010. ☐
You may obtain directions to attend the 2010 Annual Meeting of Stockholders of Healthcare Trust of America, Inc. by calling (480) 998-3478.
SIGN, DATE and RETURN:
When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.
Date:__________ / ____________________ /2010
Date:__________ / ____________________ /2010
YOUR VOTE IS IMPORTANT
          You can authorize a proxy to cast your vote and otherwise represent you at the 2010 Annual Meeting of Stockholders in one of four ways:
MAIL: Please fold and return the completed signed proxy card in the accompanying self-addressed postage-paid return envelope. Completed proxy cards must be received by December 7, 2010.
FAX: Fax the completed proxy card to (781) 633-4036 until 5:00 p.m. Pacific Daylight Time on December 7, 2010.
TELEPHONE: Call our toll-free number at (866) 977-7699 to authorize your proxy until 5:00 p.m. Pacific Daylight Time on December 7, 2010.
INTERNET: Authorize your proxy online at www.eproxy.com/hta until 5:00 p.m. Pacific Daylight Time on December 7, 2010.